UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

LANDS’ END, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 29, 2019

To our Stockholders:

I am pleased to invite you to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Lands’ End, Inc. (the “Company” or “Lands’ End”) on Thursday, May 9, 2019. The meeting will begin at 9:00 a.m. (Central time) in the Gary C. Comer Activity Center, 3 Lands’ End Lane, Dodgeville, Wisconsin 53595.

Whether or not you plan to attend the Annual Meeting in person, please read the Proxy Statement and vote your shares. Instructions for Internet and telephone voting are included in your Notice of Internet Availability of Proxy Materials or proxy card (if you received your materials by mail).

An admission ticket (or other acceptable proof of stock ownership) and a form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual Meeting. Only stockholders who own Lands’ End common stock as of the close of business on March 11, 2019 will be entitled to attend the Annual Meeting. An admission ticket will serve as verification of your ownership.

•

If your Lands’ End shares are held in a bank or brokerage account, you can attend the annual meeting if you bring your Notice of Internet Availability of Proxy Materials or a recent bank or brokerage statement showing you owned shares of Lands’ End common stock on March 11, 2019. You may also contact your bank or broker to obtain a written legal proxy.

Registration will begin at 8:15 a.m. and seating will begin at 8:30 a.m. Use of cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting.

Sincerely,

Jerome S. Griffith
Chief Executive Officer and President

LANDS’ END, INC.        1 LANDS’ END LANE         DODGEVILLE, WISCONSIN 53595

Lands’ End, Inc.

1 Lands’ End Lane

Dodgeville, Wisconsin 53595

Notice of 2019 Annual Meeting of Stockholders

Date:	May 9, 2019
Time:	9:00 a.m. Central Time
Place:	Lands’ End, Inc. Gary C. Comer Activity Center 3 Lands’ End Lane Dodgeville, Wisconsin 53595

Please attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Lands’ End, Inc. (the “Company,” “Lands’ End,” “our company,” “we,” “our,” or “us”) to:

1.

Elect to Lands’ End’s Board of Directors the following eight nominees presented by the Board of Directors: Robert Galvin, Jerome S. Griffith, Elizabeth Leykum, Josephine Linden, John T. McClain, Maureen Mullen, Jignesh Patel and Jonah Staw;

2.	Vote on a non-binding advisory resolution to approve the compensation of our named executive officers;

3.	Approve the Lands’ End, Inc. Amended and Restated 2017 Stock Plan;

4.	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2019; and

5.	Consider any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting is March 11, 2019. Only stockholders of record at the close of business on that date can vote at, or will be eligible to attend, the Annual Meeting.

On or about March 29, 2019 we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of March 11, 2019 and posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. For those who previously requested printed proxy materials or electronic materials on an ongoing basis, you will receive those materials as you requested.

It is important that your shares are represented at the Annual Meeting. Stockholders may vote their shares (1) in person at the Annual Meeting, (2) by telephone, (3) through the Internet, or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone or through the Internet (including voting deadlines) are included in the Notice and in the proxy card. If you attend and vote at the Annual Meeting, your vote at the Annual Meeting will replace any earlier vote.

By Order of the Board of Directors.

Peter L. Gray Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

March 29, 2019

PROXY STATEMENT

The accompanying proxy is being solicited on behalf of the Board of Directors for use at the Annual Meeting of Stockholders to be held on May 9, 2019. On or about March 29, 2019, the Company began mailing to stockholders a Notice of Internet Availability of the Proxy Materials containing instructions on how to access proxy materials via the Internet and how to vote online (www.proxyvote.com). Stockholders who did not receive the Notice will continue to receive a paper or electronic copy of the proxy materials, which the Company also began sending on or about March 29, 2019.

Important Notice Regarding the Availability of Proxy Materials

for the 2019 Annual Meeting of Stockholders

The Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders and the Annual Report on Form 10-K for the fiscal year ended February  1, 2019 are available at www.proxyvote.com.

i

QUESTIONS AND ANSWERS

Q.	Why is Lands’ End distributing this Proxy Statement?

A.

Our Board of Directors is soliciting proxies for use at the Lands’ End 2019 Annual Meeting (the “Annual Meeting”) to be held on Thursday, May 9, 2019, at 9:00 a.m. Central Time, in the Gary C. Comer Activity Center, 3 Lands’ End Lane, Dodgeville, Wisconsin 53595. In order to solicit your proxy, we must furnish you with this Proxy Statement, which contains information about the matters to be voted upon at the Annual Meeting.

Q.	What information is contained in these materials?

A.

The information included in this proxy statement relates to the proposals to be considered and voted on at the Annual Meeting, the voting process, the compensation of the directors and our most highly paid executive officers, and other required information. Our Form 10-K for fiscal year 2018 is available to review with this proxy statement. We are mailing the Notice of 2019 Annual Meeting of Stockholders and instructions on how to access the proxy statement (or, for those who request it, a hard copy of this proxy statement and the enclosed form of proxy) to our stockholders on or about March 29, 2019.

Q.	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A.

In accordance with rules and regulations adopted by the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder, we are furnishing proxy materials, including this Proxy Statement and the Annual Report on Form 10-K, by providing access to such documents on the Internet. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials (the “Notice”) has been sent to most of our stockholders instructing them as to how to access and review the proxy materials on the Internet. The Notice also provides instructions as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice.

Q.	What will stockholders be asked to do at the Annual Meeting?

A.	At the Annual Meeting, our stockholders will be asked to:

•

Elect to Lands’ End’s Board of Directors the following eight nominees presented by the Board of Directors: Robert Galvin, Jerome S. Griffith, Elizabeth Leykum, Josephine Linden, John T. McClain, Maureen Mullen, Jignesh Patel and Jonah Staw;

•	vote on a non-binding advisory resolution to approve the compensation of our named executive officers (as identified under “Executive Compensation”);

•	approve the Lands’ End, Inc. Amended and Restated 2017 Stock Plan (“Amended and Restated 2017 Stock Plan”);

•	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2019; and

•	consider any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Q.	What does it mean to vote by proxy?

A.

It means that you give someone else the right to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting. If you give your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as follows:

•	FOR the election of eight nominees for director;

•	FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers as described in this Proxy Statement;

•	FOR the approval of the Amended and Restated 2017 Stock Plan; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2019.

Q.	Who is entitled to vote?

A.

Only holders of our common stock at the close of business on March 11, 2019 (the “Record Date”) are entitled to vote at the Annual Meeting. Each outstanding share of common stock is entitled to one vote. There were 32,249,492 shares of our common stock outstanding on the Record Date.

Q.	How do I cast my vote?

A.

If you hold your shares directly in your own name, you are a “registered stockholder” and can complete and submit a proxy through the Internet, by telephone or by mail (if you received your proxy materials by mail) or vote in person at the Annual Meeting. If your shares are held in the name of a broker or other nominee, you are a “street-name stockholder” and will receive instructions from your broker or other nominee describing how to vote your shares.

Q.	How do I vote by telephone or through the Internet?

A.

If you are a registered stockholder, you may vote by telephone or through the Internet following the instructions in the Notice or in the proxy card. If you are a street-name stockholder, your broker or other nominee will provide information for you to use in directing your broker or nominee how to vote your shares.

Q.	Who will count the vote?

A.	A representative of Broadridge Financial Services, Inc., an independent tabulator, will count the vote and act as the inspector of election.

Q.	Can I change my vote after I have voted?

A.

A subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. If you are a registered stockholder and wish to change your vote by mail, you may do so by requesting, in writing, a proxy card from the Corporate Secretary at Lands’ End, Inc., Law Department, 1 Lands’ End Lane, Dodgeville, Wisconsin 53595, Attention: Corporate Secretary. The last vote timely received prior to the Annual Meeting will be the one counted. If you are a registered stockholder, you may also change your vote by voting in person at the Annual Meeting. Street-name stockholders wishing to change their votes must contact the broker or nominee directly (the holder of record). If you are a street-name stockholder, you are not the record holder of your shares, and while you are welcome to attend the Annual Meeting, you will not be permitted to vote unless you obtain a signed proxy from your bank, broker or other nominee.

Q.	Can I revoke a proxy?

A.

Yes, registered stockholders may revoke a properly executed proxy at any time before it is exercised by submitting a letter addressed to and received by the Corporate Secretary at the address listed in the answer to the previous question, or by voting in person at the meeting. If you are a street-name stockholder, you must contact your broker or other nominee for instructions on how to revoke your voting instructions for your shares.

Q.	What does it mean if I receive more than one Notice, proxy or voting instruction card?

A.

It means your shares are registered differently or are in more than one account. For all Notices you receive, please enter your vote by Internet for each control number you have been assigned. If you received paper copies of proxy materials, please complete, sign and mail all proxy and voting instruction cards you receive. We encourage you to register all your accounts in the same name and address. Registered stockholders may contact our transfer agent, Computershare Trust Company, N.A., at P.O. Box 505000, Louisville, Kentucky 40223 (1-866-627-2096). Street-name stockholders holding shares through a broker or other nominee should contact their broker or nominee and request consolidation of their accounts.

Q.	What is a quorum?

A.	A majority of the outstanding shares entitled to vote, being present or represented by proxy at the Annual Meeting, constitutes a quorum. A quorum is necessary to conduct the Annual Meeting.

Q.	How many votes are needed to approve each of the proposals?

A.

Item 1: The director nominees will be elected by a plurality of the votes cast by the shares of common stock entitled to vote at the Annual Meeting and present in person or represented by proxy. This means that the eight nominees who receive the most affirmative votes will be elected as directors.

Item 2: Approval of the compensation of our named executive officers on a non-binding advisory basis requires the affirmative vote of a majority of those shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

Item 3: Approval of the Amended and Restated 2017 Stock Plan requires the affirmative vote of a majority of those shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

Item 4: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of those shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

Q.	What is the effect of an abstention?

A.

The shares of a stockholder who abstains from voting on a matter will be counted for purposes of determining whether a quorum is present at the Annual Meeting so long as the stockholder is present in person or represented by proxy. With regard to the election of directors, votes may be cast in favor or withheld, and votes that are withheld will have no effect. On all other matters, abstentions may be specified. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the Annual Meeting will have the same legal effect as a vote “against” these other proposals.

Q.	How will votes be counted on shares held through brokers?

A.

If you are a street-name stockholder and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers are not entitled to vote on the election of directors, or the advisory proposal to approve the compensation of our named executive officers unless the brokers receive voting instructions from the beneficial owner. The shares of a stockholder whose shares are not voted because of a broker non-vote on a particular matter will be counted for purposes of determining whether a quorum is present at the Annual Meeting so long as the stockholder is represented by proxy. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered present and entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained. Brokers will be permitted to vote without voting instructions on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, assuming that a quorum is obtained.

Q.	Is cumulative voting permitted for the elections of directors?

A.	No, you may not cumulate your votes for the election of directors.

Q.	Who may attend the Annual Meeting?

A.	Any stockholder as of the Record Date may attend.

If you plan to attend the meeting, you will be required to present an Admission Ticket (or other acceptable proof of stock ownership) and a form of government-issued photo identification (such as a valid driver’s license or passport). We strongly urge you to obtain your Admission Ticket in advance by accessing www.proxyvote.com and following the instructions provided (you will need the 16 digit number included on your proxy card, voting instruction form or Notice).

Alternatively, the following documents will be accepted in lieu of an Admission Ticket for those stockholders as of the Record Date who are unable to obtain an Admission Ticket in advance of the Annual Meeting:

•	If you received a Notice and will not be requesting a printed copy of the proxy materials, you may use your Notice as your Admission Ticket.

•	If your Lands’ End shares are registered in your name and you received your proxy materials by mail, you may use the Admission Ticket attached to your proxy card at the Annual Meeting.

•

If your Lands’ End shares are held in a bank or brokerage account, you can attend the annual meeting if you bring your Notice of Internet Availability of Proxy Materials or a recent bank or brokerage statement showing you owned shares of Lands’ End common stock on March 11, 2019. You may also contact your bank or broker to obtain a written legal proxy.

Q.	Can I access future annual meeting materials through the Internet rather than receiving them by mail?

A.

Yes. Registered stockholders can sign up for electronic delivery at www.proxyvote.com. If you vote through the Internet, you can also sign up for electronic delivery. Just follow the instructions that appear after you finish voting. You will receive an e-mail next year containing links to our Annual Report on Form 10-K and the Proxy Statement for our 2020 annual meeting. Street-name stockholders may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker or other nominee regarding the availability of this service. This procedure reduces the printing costs and fees we incur in connection with the solicitation of proxies.

Q.	What is “householding”?

A.

Lands’ End has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, registered stockholders who have the same address and last name and do not receive proxy materials electronically will receive a single Notice or set of proxy materials, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards. This procedure can result in savings to Lands’ End by reducing printing and postage costs.

If you participate in householding and wish to receive a separate Notice or set of proxy materials, or if you wish to receive separate copies of future Notices or sets of proxy materials, please call 1-866-540-7095 or write to: Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The Company will deliver the requested documents to you promptly upon your request.

Registered stockholders who share the same address, currently receive multiple copies of proxy materials, and who wish to receive only one copy of these materials per household in the future may contact Broadridge Financial Solutions at the address or telephone number listed above. Street-name stockholders should contact their broker or other nominee to request information about householding.

CORPORATE GOVERNANCE

Corporate Governance Practices

The Lands’ End Board of Directors (the “Board”) is committed to effective corporate governance. The Board has approved and adopted Corporate Governance Guidelines that provide the framework for Lands’ End’s governance. The Nominating and Corporate Governance Committee of the Board reviews and assesses the Corporate Governance Guidelines annually and recommends changes to the Board as appropriate. The Corporate Governance Guidelines, along with the charters of Board committees, our Director Compensation Policy, our Related Party Transactions Policy, our Code of Conduct and our Board of Directors Code of Conduct are available on our website at www.landsend.com, under the heading “Investor Relations” and then “Corporate Governance.”

Among other things, the Corporate Governance Guidelines provide that:

•	Independent directors will meet regularly in executive session in conjunction with regularly scheduled Board meetings.

•	Executive sessions of the independent directors will occur at least twice a year as determined by the independent directors.

•

The Board and each of its committees has the power to engage, at the Company’s expense, independent legal, financial, and other advisors as deemed necessary, without consulting or obtaining the approval of the Company’s officers in advance.

•	The Board will conduct annual self-evaluations to assess whether it and its committees are functioning effectively.

Director Independence

Based on the review and recommendation by the Nominating and Corporate Governance Committee, the Board analyzed the independence of each director. In making its independence determinations, the Board considers transactions, relationships and arrangements between Lands’ End and entities with which directors are associated as executive officers, directors and trustees. When these transactions, relationships and arrangements exist, they are in the ordinary course of business and are of a type customary for a retail company like Lands’ End.

As a result of this review, the Board affirmatively determined that the following directors meet the standards of independence under the applicable Nasdaq Stock Market listing rules, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment:

Robert Galvin

Elizabeth Leykum

Josephine Linden

John T. McClain

Maureen Mullen

Jignesh Patel

Jonah Staw

In the course of the Board’s independence determination, the Board considered transactions, relationships and arrangements required to be disclosed pursuant to SEC rules. In determining that Mr. McClain met the applicable independence standards, the Board considered his service as a trustee of Seritage Growth Properties, which, as of February 1, 2019, owned or held an indirect ownership interest in a subset of the underlying properties in which the Company subleased space from a subsidiary of Sears Holdings Corporation (“Sears Holdings”) for Lands’ End Shops at Sears.

The Board also has determined that (1) each member of the Audit Committee meets additional, heightened independence criteria applicable to audit committee members under the Nasdaq Stock Market listing rules and SEC Rule 10A-3, and (2) each of Robert Galvin, Josephine Linden, and John T. McClain is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

The Board also has determined that all members of the Compensation Committee meet independence criteria applicable to compensation committee members under the Nasdaq Stock Market listing rules and that all members of the Related Party Relationships Committee meet the independence criteria set forth in the Related Party Relationships Committee’s charter.

ITEM 1. ELECTION OF DIRECTORS

Item 1 is the election of eight nominees to our Board: Robert Galvin, Jerome S. Griffith, Elizabeth Leykum, Josephine Linden, John T. McClain, Maureen Mullen, Jignesh Patel and Jonah Staw. Each of the nominees is a current member of the Board. If elected, each nominee will hold office until the next annual meeting or until his or her successor is elected and qualified, or earlier death, resignation, disqualification or removal. The persons named in the proxy card (the “proxies”) will vote FOR the election of all of the nominees listed below, unless otherwise instructed. You may not vote for a greater number of persons than the number of nominees named in this Proxy Statement. The Board expects all nominees to be available for election. If any nominee should become unavailable to serve as a director for any reason prior to the Annual Meeting, the Board may substitute another person as a nominee. In that case, your shares will be voted for that other person.

THE BOARD RECOMMENDS THAT YOU VOTE

“FOR” ELECTION OF THE EIGHT NOMINEES FOR DIRECTOR

The biographies of each of the nominees below contains information regarding the person’s service as a director, business experience, education, public company director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Board to determine that the person should serve as a director for the Company.

Robert Galvin, 59, joined the Board in May 2014. Since October 2018, he has served as President and Chief Executive Officer and a member of the board of directors of Iconix Brand Group, Inc., a leading brand management company. From January 2014 to October 2018, he was the principal of Galvin Consulting, which he founded in January 2014. Mr. Galvin served as the Chief Executive Officer of Elie Tahari, a leading global designer lifestyle brand, from January to November 2013. Prior to that, he served as the President of Camuto Group, a leading global women’s fashion footwear company from April 2007 to January 2012. Mr. Galvin previously served as the Chief Operating Officer of Sport Brands International, a global wholesale and retail athletic branded company from 2003 until April 2007. He previously held leadership roles at Kurt Salmon Associates, York International and Nine West Group Inc. Mr. Galvin served as a member of the board of directors of Big 5 Sporting Goods Corporation from July 2015 to October 2018, bebe stores, inc. from November 2014 to September, 2018, Cherokee Inc. from June 2012 to October, 2018 and Trans World Entertainment Corporation from June 2018 to October 2018. Mr. Galvin has a B.S. in Accounting from Fairfield University and a M.B.A. from New York University, Stern School of Business. Mr. Galvin brings an extensive knowledge of the apparel industry and management experience, gained through his service as Chief Executive Officer and through numerous senior executive positions at several apparel companies for more than 15 years.

Jerome S. Griffith, 61, joined Lands’ End as Chief Executive Officer and President and as a member of the board of directors in March 2017. He served as the Chief Executive Officer, President and a member of the board of directors of Tumi Holdings, Inc., a global lifestyle brand, from April 2009 until its sale in August 2016 to Samsonite International S.A. From 2002 to 2009, he was employed at Esprit Holdings Limited, a global fashion brand, where he was promoted to Chief Operating Officer and appointed to the board in 2004, then promoted to President of Esprit North and South America in 2006. From 1999 to 2002, he worked as an Executive Vice President at Tommy Hilfiger. From 1998 to 1999, he worked as the President of Retail at the J. Peterman Company, a catalog-based apparel and retail company. From 1989 through 1998, he worked in various positions of increasing responsibility at Gap, Inc. He has served as a member of the board of Vince Holding Corp. since November 2013, Samsonite International S.A. since August 2016, and Parsons School of Design, which is part of the New School, since September 2013. Mr. Griffith served a member of the Supervisory Board of the Tom Tailor Group from May 2015 to March 2017. He holds a B.S. degree in marketing from The Pennsylvania State University. Mr. Griffith brings to the Board experience as a public company director, experience as a senior executive of a major global consumer products company and a proven track record of innovation and driving international growth and expansion.

Elizabeth Leykum, 40, joined the Board in March 2014. She has served as founder of Serenade Capital LLC, an investment firm, since May 2016. From October 2013 to April 2016, she served as a founding principal of HEG Capital LLC, a Connecticut-registered investment advisory firm. Prior to joining HEG Capital, Ms. Leykum was, from June 2012 to September 2013, a Vice President at Rand Group, an investment management services firm. Until June 2012, she was a Vice President of ESL Investments, Inc., which she joined in July 2004. From 2000 to 2002, Ms. Leykum worked in the Principal Investment Area at Goldman, Sachs & Co. She served as a director of Sears Hometown and Outlet Stores, Inc. from October 2012 to May 2014 and is currently a trustee of The Kinkaid School and the Houston Ballet. She graduated Phi Beta Kappa, magna cum laude from Harvard College and received an M.B.A with distinction from Harvard Business School. Through her work in investment management, she brings to the Board a strong ability to analyze, assess, and oversee corporate and financial performance.

Josephine Linden, 67, joined the Board in March 2014 and has served as Chair of the Board since October 2014. She founded and has been the managing member and principal of Linden Global Strategies LLC, a New York-based SEC registered investment management firm working with sophisticated U.S. and international clients, since September 2011. From September 2010 to July 2011, she held an Adjunct Professor position in the Finance department of Columbia Business School. In November 2008, Mrs. Linden retired from Goldman, Sachs & Co. as a Partner and Managing Director after having been with the firm for more than 25 years, where she held a variety of roles, including Managing Director and Regional Manager of the New York office for Private Wealth Management, head of Global Equities Compliance, and an Advisor to GSJBWere, Australia. She serves as a trustee, and sits on the executive committee, of Collegiate School in New York, New York, and also has served as its Treasurer, and Chair of its Finance, Audit and Nominating Committees. She acts as Financial Advisor to The Prince of Wales Foundation. She served as a director of Bally Technologies, Inc. from April 2011 to November 2014 and has served as a director of Sears Hometown and Outlet Stores, Inc. since October 2012. Mrs. Linden has also served as a non-executive director of Evans Dixon Limited since May 2018. She received an M.B.A. from the University of Chicago, with a specialization in Finance, and a B.A. from the University of Sydney. Mrs. Linden brings extensive knowledge of capital markets and other financial matters to the Board from her 25-year career with Goldman Sachs.

John T. McClain, 58, joined the Board in May 2014. Since February 2019, he has served as Executive Vice President and Chief Financial Officer of Iconix Brand Group, Inc., a leading brand management company. From November 2015 to September 2016, he served as Chief Financial Officer of Lindblad Expeditions Holdings, Inc., a global provider of expedition cruises and adventure travel experiences. Mr. McClain served as the Chief Financial Officer of The Jones Group Inc., a leading global designer, marketer and wholesaler of over 25 brands, from July 2007 until the sale of the company to Sycamore Partners in April 2014. From April 2014 to August 2014, he continued to provide Senior Advisor services related to financial operations to The Jones Group Inc. Prior to that, Mr. McClain held a number of roles at Avis Budget Group, Inc. formerly Cendant Corporation. He joined Cendant Corporation in September 1999, serving as the Senior Vice President, Finance & Corporate Controller until 2006. From 2006 to 2007, Mr. McClain served as the Chief Accounting Officer of Avis and Chief Operating Officer of Cendant Finance Holdings. Mr. McClain previously held leadership roles at Sirius Satellite Radio Inc. and ITT Corporation. Mr. McClain has served as a trustee of Seritage Growth Properties, a real estate investment trust, since June 2015, and served on the board of Nine West Holdings from April 2014 until October 2015, and on the board of Cherokee Inc. from September 2017 to January 2019. Mr. McClain holds a B.S degree in accounting from Lehigh University. Mr. McClain brings over 25 years of executive financial experience, serving at high-level capacities for the retail and consumer sectors.

Maureen Mullen, 38, joined the Board in June 2018. Since March 2017, she has served as Chief Strategy Officer of the Gartner for Marketing division of Gartner, Inc., a leading research and advisory company. From June 2009 to March 2017 she served as Chief Strategy Officer of L2, Inc., a market research firm she co-founded, which was acquired by Gartner, Inc. in March 2017. Ms. Mullen holds a B.A. degree in Human Biology from Stanford University, and received an M.B.A. in Strategy and Finance from New York University, Stern School of Business. Ms. Mullen brings extensive experience assessing eCommerce strategies, advising on strategic, tactical and organizational investments regarding companies operating in the digital age, and serving as a thought leader on digital matters.

Jignesh Patel, 48, joined the Board in April 2014. He is a professor in the Computer Science Department at the University of Wisconsin-Madison, where he has served on the faculty since September 2008. He is also the co-founder of a startup, DataChat, that was founded in 2017. He served as the Chief Scientist of Pivotal Software, Inc. from June 2015 to June 2016. He co-founded Locomatix, which developed a platform to power mobile data-driven services and applications, and served as its Chief Executive Officer from June 2010 to August 2013, when the company became part of Twitter. He is currently the sole proprietor of JMP Consulting LLC, which provides consulting services on data-related technologies and is a Fellow of the Association for Computing Machinery (ACM) and an Institute of Electrical and Electronics Engineers (IEEE) Fellow. Mr. Patel obtained his B. Tech. (with honors) in Computer Science and Engineering from IT-BHU (now ITT-Varanasi) in 1991, M.S. in Computer Sciences from the University of Wisconsin-Madison in 1993, and Ph. D. in Computer Sciences from the University of Wisconsin-Madison in 1998. Mr. Patel brings extensive experience with emerging technologies and technology-driven companies from his academic and professional activities.

Jonah Staw, 43, joined the Board in April 2014. Mr. Staw has served as the Chief Executive Officer of Staw Entertainment Enterprises, LLC, an advisory group working with corporate clients, since August 2011. He also has served as Vice President of Logitech Inc., a global provider of personal computer and mobile accessories, since January 2017. Mr. Staw is the co-founder of LittleMissMatched, a multi-channel international brand that includes retail, wholesale, licensing, catalog and internet businesses, and served as its Chief Executive Officer from 2004 to July 2011 and as Chairman from July 2011 to July 2012. Mr. Staw previously served as a director and strategist at Frog Design, a product strategy and design firm, from 1999 to 2004 and as a member of the real estate development team of Skanska USA from 1997 to 1999. Mr. Staw graduated Phi Beta Kappa and magna cum laude from Brown University with a B.A. in the History of Art and Architecture. Mr. Staw brings extensive knowledge of multi-channel retail businesses including digital, branding, product development, marketing and innovation through his professional experience.

The Nominating and Corporate Governance Committee of our Board is responsible for reviewing the qualifications and independence of members of the Board and its various committees on a periodic basis, as well as the composition of the Board as a whole. This assessment includes members’ qualification as independent, as well as consideration of skills and experience in relation to the needs of the Board. New director nominees will be recommended to the Board by the Nominating and Corporate Governance Committee. The ultimate responsibility for selection of director nominees resides with the Board.

While the Company does not have a formal diversity policy, the Board considers diversity in identifying director nominees. The Board and the Nominating and Governance Committee believe that it is important that our directors represent diverse viewpoints. In addition to diversity of experience, the Nominating and Corporate Governance Committee seeks director candidates with a broad diversity of professions, skills and backgrounds. The Nominating and Corporate Governance Committee discusses Board composition, including the diversity of the Board, annually.

The Board met five times during fiscal year 2018. All of the directors attended over 75% of the total number of meetings of the Board and meetings of the committees on which they served. Our Corporate Governance Guidelines provide that directors are expected to attend the Annual Meetings of Stockholders.

Committees of the Board

The Board has standing Audit, Compensation, and Nominating and Corporate Governance committees, as well as a Related Party Relationships committee. The table below reflects the current membership of each committee and the number of meetings held by each committee during fiscal year 2018. Each committee operates under a written charter. The charters are available on our website, www.landsend.com, under the heading “Investor Relations” and then “Corporate Governance.” The principal functions of each Committee are summarized below.

	Audit	Compensation	Nominating and Corporate Governance	Related Party Relationships
Robert Galvin	X	X*		X*
Jerome S. Griffith
Elizabeth Leykum		X	X*
Josephine Linden	X	X	X
John T. McClain	X*
Maureen Mullen
Jignesh Patel	X		X	X
Jonah Staw			X
Number of Meetings	6	5	6	1

*	Committee Chair

Audit Committee

•	Responsible for the compensation and oversight of the work of the independent registered public accounting firm in connection with the annual audit report

•	Hires the independent registered public accounting firm to perform the annual audit

•	Reviews the Company’s annual and quarterly financial statements, including disclosures made in management’s discussion and analysis of results of operations and financial condition

•	Reviews the reports prepared by the independent registered public accounting firm and management’s responses thereto

•	Pre-approves audit and permitted non-audit services performed by the independent registered public accounting firm

•

Responsible for oversight of risks and exposures associated with financial matters, the Company’s enterprise risk management framework and the steps management has taken to monitor and control risks and exposures

•	Reviews management’s plan for establishing and maintaining internal controls

•	Reviews the internal audit department’s responsibilities, budget and staffing

•	Discusses with the Company’s General Counsel matters that involve our compliance and ethics policies

Compensation Committee

•	Evaluates the Chief Executive Officer’s performance in light of corporate goals and objectives

•	Reviews and approves the base salaries, annual incentive opportunities and cash- and equity-based awards and opportunities for our senior executives

•

Reviews and approves employment agreements, severance arrangements, change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits for our senior executives

•	Approves compensation plans and programs for our senior executives

•	Approves any special or supplemental compensation and benefits for senior executives, including supplemental retirement benefits and the perquisites provided to them during and after employment

•	Receives periodic reports on our compensation programs as they affect all employees

Nominating and Corporate Governance Committee

•	Reports annually to the Board with an assessment of the performance of the Board

•	Recommends to the Board new director nominees

•	In concert with the Compensation Committee, reviews annually succession planning recommendations for the Company’s senior executives

•	Recommends to the Board director compensation and benefits

•	Reviews and reassesses the adequacy of our Corporate Governance Guidelines

Related Party Relationships Committee

•

Reviews the terms and determines the advisability of any related party transaction, as defined in the Related Party Relationships Committee charter, including whether the relevant transaction is fair to, and in the best interests of, the Company and its unaffiliated stockholders

•

To the extent the Related Party Relationships Committee deems appropriate, negotiates the terms of any related party transaction and, subject to the limitations of applicable law, approves any related party transaction

•	Recommends to the full Board what action, if any, should be taken by the Board with respect to any related party transaction

•

Reviews, evaluates and approves matters that potentially involve conflicts of interest involving members of the Board or management, and recommends to the full Board what action, if any, should be taken by the Board with respect to conflict of interest matters.

Communications with the Board

Our Board has adopted a policy and process for stockholders to communicate with the Board or an individual director. Stockholders may communicate with the Board collectively, or with any of its individual non-employee directors, by writing to Lands’ End, Inc. Board of Directors, c/o Corporate Secretary, Lands’ End, Inc., Law Department, 1 Lands’ End Lane, Dodgeville, Wisconsin 53595. The Corporate Secretary has discretion to determine whether stockholder communications are proper for submission to the intended recipient. Examples of stockholder communications that would be considered presumptively inappropriate for submission include the following: communications regarding personal solicitations; spam and other junk mail; new product suggestions; resumes and other job inquiries; business solicitations or advertisements; communications that are unduly hostile, threatening, illegal, or similarly unsuitable; and communications that are frivolous in nature.

Board Leadership Structure

We separate the roles of Chief Executive Officer and Chair of the Board. Our Chief Executive Officer is responsible for the day-to-day leadership and performance of the Company, while the Chair of the Board provides guidance to our Chief Executive Officer and senior management and sets the agenda for Board meetings and presides over Board meetings. In carrying out her responsibilities, the Chair preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy and management’s execution of that strategy.

The Board’s Role in Risk Oversight

Consistent with our leadership structure, our Chief Executive Officer and other members of senior management are responsible for the identification, assessment, and management of risks that could affect the Company and the Board provides oversight in connection with these efforts. We do not believe that the Board’s role in risk oversight has an effect on the Company’s leadership structure. The Board’s oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of the responsibilities of the Audit Committee and the Compensation Committee above and in the charters of such committees.

The Audit Committee is responsible for oversight of (1) risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, and credit and liquidity matters; (2) the Company’s enterprise risk management framework; and (3) the steps management has taken to monitor and control risks and exposures, including the Company’s risk assessment and risk management policies and strategies and programs and policies relating to legal compliance. Risks arising from any related party transactions, including the potential for reputational risk, are separately evaluated by our Related Party Relationships Committee.

The Compensation Committee evaluates whether the risks arising from the Company’s compensation policies and practices for its employees would be reasonably likely to have a material adverse effect on the Company and has concluded that our programs do not create risk that is reasonably likely to have a material adverse effect on the Company.

The Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company, including our Chief Financial Officer, our General Counsel, our Chief Information Officer and our most senior internal audit and information security professionals.

Nomination of Director Candidates

Directors may be nominated by the Board or by stockholders in accordance with our Bylaws. The Nominating and Corporate Governance Committee will, when it deems appropriate, actively seek individuals qualified to become Board members, and will solicit input on director candidates from a variety of sources, including current directors. The Committee will evaluate a candidate’s qualifications and review all proposed nominees for the Board, including those proposed by stockholders, in accordance with its charter and our Corporate Governance Guidelines. This will include a review of the person’s qualifications and independence as well as consideration of diversity, age, skills, education and experience in the context of the needs of the Board. The Committee has the ability to retain a third party to assist in the nomination process.

Director nominees recommended by the Nominating and Corporate Governance Committee are expected to be committed to representing the long-term interests of our stockholders. The Committee believes that it is important to align the interests of directors with those of our stockholders. Generally, each non-employee director is required to acquire a number of shares of our common stock in an amount that, at cost, is equal to the amount of the director’s annual retainer in effect on the date when the director first becomes a member of the Board. Non-employee directors must meet this requirement by the third anniversary of that date unless, due to employment or legal restrictions, he or she is unable to acquire our common stock. As of February 1, 2019, all non-employee directors were in compliance with this requirement, other than Ms. Mullen, who joined the Board during 2018. Board members should possess a high degree of integrity and have broad knowledge, experience and mature judgment. In addition to a meaningful economic commitment to our company as expressed in share ownership, directors and nominees should have predominately business backgrounds, have experience at policy-making levels in business and/or technology, and bring a diverse set of business experiences and perspectives to the Board.

Mr. Griffith’s employment letter with the Company provided for his appointment to the Board and provides that he will be nominated for reelection to the Board each time his term as director is scheduled to expire. In addition, under his executive severance agreement with the Company, a termination of employment by Mr. Griffith is for “Good Reason” if, among other events, at any time that ESL Investments, Inc. and its affiliate entities beneficially own more than 20% of the Company’s shares entitled to vote for directors, they, in whole or in part, vote against his reelection to the Board while Mr. Griffith is serving as the Company’s Chief Executive Officer.

A Lands’ End stockholder can nominate a candidate for election to the Board by complying with the nomination procedures in our Bylaws, which provide that for an election to be held at an annual meeting of stockholders, nomination by a stockholder must be made by notice in writing delivered to the Company not later than the 90th day, and not earlier than the 120th day, prior to the first anniversary of the preceding year’s annual meeting. If the date of the subject annual meeting is more than 30 days before or more than 70 days after the first anniversary of the preceding year’s annual meeting, notice by the stockholder must be delivered not earlier than the 120th day prior to the annual meeting and not later than the later of the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. For an election to be held at a special meeting of stockholders, the stockholder’s notice in writing must be delivered to the Company not earlier than the 120th day prior to the special meeting and not later than the later of the 90th day prior to the special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at the special meeting.

A stockholder’s written notice to the Corporate Secretary described in the preceding paragraph must be delivered to Lands’ End, Inc., Attn: Corporate Secretary,1 Lands’ End Lane, Dodgeville, Wisconsin 53595. Any stockholder of record or beneficial owner of common stock proposing such a nomination must be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to notice of and to vote at the meeting of stockholders and comply with the applicable notice procedures set forth in the Company’s Amended and Restated By-Laws, including setting forth the following in the written notice: (i) the name and address of the stockholder; (ii) the number of shares of capital stock of the Company owned beneficially and of record by the stockholder; (iii) a description of any agreement, arrangement or understanding with respect to the nomination between or among the stockholder, any of its affiliates or associates, each nominee and any others acting in concert with any of the foregoing; (iv) a description of any agreement, arrangement or understanding that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the stockholder, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the stockholder with respect to securities of the Company; (v) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose each nomination; (vi) a representation whether the stockholder intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect each nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of each nomination; (vii) the name, age and business address of each nominee proposed in the notice; (viii) all information concerning the stockholder and each nominee required to be disclosed in proxy solicitations for director elections under the proxy rules of the SEC; and (ix) the written consent of each nominee to serve as a director if so elected.

The Company may require any proposed nominee to furnish such other information as the Company may reasonably require to determine the eligibility of the nominee to serve as a director. The chairman of any annual meeting or special meeting of stockholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. A stockholder’s compliance with these procedures will not require the Company to include information regarding a proposed nominee in the Company’s proxy solicitation materials.

COMPENSATION OF DIRECTORS

Our Director Compensation Policy provides for an annual cash retainer for serving as a non-employee director of the Company for serving as chair and for serving on committees as follows:

Cash Compensation(1)
Board Member	$100,000
Board Chair	$30,000
Audit Committee Chair	$20,000
Audit Committee Non-Chair	$12,500
Compensation Committee Chair	$15,000
Compensation Committee Non-Chair	$10,000
All Other Committee Chairs	$10,000
All Other Committee Non-Chairs	$7,500

(1)	Assumes service for a full fiscal year; directors who serve for less than the full year are entitled to receive a pro-rata portion of the applicable payment.

In addition, the Director Compensation Policy provides that our non-employee directors may elect to receive all or a portion of their retainer in the form of shares of Lands’ End common stock. Non-employee directors also receive an annual allowance in the amount of $5,000 (which allowance has been increased to $10,000 for fiscal year 2019) for the purchase of Lands’ End merchandise, as well as a discount on the purchase of Lands’ End merchandise under a program available to all Lands’ End employees. Upon the approval on a case-by-case basis of the Nominating and Corporate Governance Committee, a non-employee director may participate in health care programs of the Company on a basis no less favorable than senior executives of the Company.

The following table shows information concerning the compensation paid in fiscal year 2018 to non-employee directors who served on the Board during fiscal year 2018.

Name	Fees Earned or Paid in Cash		Merchandise Allowance		Total(a)
Josephine Linden, Chairman	$156,890		$5,000		$161,890
Robert Galvin	$134,826		$5,000		$139,826
Elizabeth Leykum	$117,668		$5,000		$122,668
John T. McClain	$117,667		$5,000		$122,667
Jignesh Patel	$125,021		$5,000		$130,021
Jonah Staw	$105,410		$5,000		$110,410
Maureen Mullen	$61,944	(b)	$4,615	(b)	$66,559	(b)

(a)

The amounts in this column do not include amounts attributable to the discount on Lands’ End merchandise and the incremental cost to the Company of health care coverage, in each case, that are available generally to all Lands’ End salaried employees and non-employee directors.

(b)	The amounts reflect a pro-rata portion of the applicable payment from Ms. Mullen’s date of election of June 21, 2018.

During fiscal year 2018, Mr. Griffith was an employee of the Company and, as such, did not receive separate or additional compensation for his service as a director. See “Executive Compensation” for information relating to the compensation paid to Mr. Griffith during fiscal year 2018.

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 11, 2019 for (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each named executive officer; (3) each of our directors; and (4) all of our executive officers and directors as a group.

Name of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned
	Number		Percent of Common Stock Outstanding
Robert Galvin	6,672		*
James F. Gooch	38,682	(2)	*
Peter L. Gray	46,597	(3)	*
Jerome S. Griffith	329,198	(4)	1.0%
Gill Hong	4,542	(5)	*
Elizabeth Leykum	12,299		*
Josephine Linden	27,504		*
John T. McClain	6,054		*
Maureen Mullen	—		*
Jignesh Patel	12,000		*
Kelly Ritchie	25,248	(6)	*
Jonah Staw	5,660		*
Chieh Tsai	6,444	(7)	*

Directors and executive officers as a group (12 persons)	516,358	(8)	1.6%

Greater than 5% Stockholders:

ESL Investments, Inc. and related entities, as a group(9)	21,434,003	(10)	66.5%

Capital Research Global Investors(11)	2,078,232		6.4%

*	Represents less than 1% of outstanding common stock
(1)

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Lands’ End, Inc., 1 Lands’ End Lane, Dodgeville, Wisconsin 53595. We have determined beneficial ownership in accordance with the rules of the SEC, which provide that beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after March 11, 2019, through the exercise of a stock option or vesting of an RSU or any other right. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that all the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own. We have based our calculation of the percentage ownership on 32,249,492 shares of common stock outstanding.

(2)	Includes 13,261 shares that are subject to RSUs that are scheduled to vest within 60 days of March 11, 2019.
(3)	Includes 11,376 shares that are subject to RSUs and 12,254 options, in each case, that are scheduled to vest within 60 days of March 11, 2019, and 12,254 vested stock options.
(4)	Includes 21,763 shares that are subject to RSUs and 73,530 options, in each case, that are scheduled to vest within 60 days of March 11, 2019, and 73,530 vested stock options.
(5)	Based on Form 4 dated December 10, 2018.
(6)	Includes 8,150 shares that are subject to RSUs that are scheduled to vest within 60 days of March 11, 2019.
(7)	Includes 4,516 shares that are subject to RSUs that are scheduled to vest within 60 days of March 11, 2019.
(8)

Includes 59,066 shares that are subject to RSUs and 85,784 shares that are subject to stock options, in each case, that are scheduled to vest within 60 days of March 11, 2019, and 85,784 vested stock options.

(9)

Beneficial ownership is based on the ESL Investments, Inc. Amendment No. 20 to Schedule 13D reporting ownership as of January 24, 2018 (the “13D Filing”), as well as Form 4 filed by ESL Investments, Inc. dated May 7, 2018 (the “Form 4”). ESL Investments, Inc. and related entities, as a group, consists of the following: ESL Investments, Inc. (“Investments”); Edward S. Lampert; ESL Partners, L.P. (“Partners”); and RBS Partners, L.P. (“RBS”). RBS is the general partner of, and may be deemed to indirectly beneficially own securities beneficially owned by, Partners. Investments is the general partner of, and may be deemed to indirectly beneficially own securities beneficially owned by, RBS. Mr. Lampert is the Chairman, Chief Executive Officer and Director of, and may be deemed to indirectly beneficially own securities beneficially owned by, Investments. The address of ESL Investments, Inc. and related entities is c/o ESL Investments, Inc. and related entities, as a group, 1170 Kane Concourse, Suite 200, Bay Harbor Islands, Florida 33154.

(10)

Per the 13D Filing, and updating information for the disclosures in the Form 4, Investments possesses sole voting power and sole dispositive power as to 5,644,363 shares and shared dispositive power as to 15,789,640 shares; Edward S. Lampert possesses sole voting power as to 21,434,003 shares, sole dispositive power as to 5,644,363 shares and shared dispositive power as to 15,789,640 shares; Partners possesses sole voting power and sole dispositive power as to 5,644,363 shares and shared dispositive power as to 15,789,640 shares; RBS possesses sole voting power and sole dispositive power as to 5,644,363 shares and shared dispositive power as to 15,789,640 shares.

(11)

Beneficial ownership is based on the Capital Research Global Investors Amendment No. 5 to Schedule 13G reporting ownership as of December 31, 2018. Capital Research Global Investors disclosed sole voting power and sole dispositive power as to 2,078,232 shares. Capital Research Global Investors disclaims beneficial ownership. The address of Capital Research Global Investors is c/o Capital Research Global Investors, 333 South Hope Street, Los Angeles, California 90071.

Under the Company’s Insider Trading Policy, our employees and directors are prohibited from engaging in, among other things, short sale transactions and hedging transactions with respect to Company securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and private exchange funds. Our employees and directors also are prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

Stock Ownership Guidelines

As equity compensation is becoming an increasingly important part of our compensation philosophy, during fiscal year 2018 the Compensation Committee adopted stock ownership guidelines to ensure our senior executives accumulate and hold a meaningful level of Lands’ End stock, in order to establish commonality of interest with shareholders and to be aligned with best governance practices. The guidelines became effective July 31, 2018. The guidelines provide for the Chief Executive Officer to hold an amount of stock equal in value to four times base salary, Executive Vice Presidents to hold an amount of stock equal in value to two times base salary, and Senior Vice Presidents to hold an amount of stock equal in value to one times base salary. There is no prescribed time frame by which to accumulate the stock, however, until the guideline is met, executives are required to retain 50% of net after tax shares realized upon the vesting of equity awards. Directly and indirectly beneficially owned shares are counted toward meeting the requirement. Any unvested or unearned restricted stock units and unexercised stock options are not counted toward meeting the requirement.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Summary

This Compensation Discussion and Analysis provides information to assist you in understanding the fiscal year 2018 compensation of the executive officers identified in the Summary Compensation Table, whom we refer to as our “named executive officers.” Our named executive officers are:

•	Jerome S. Griffith, Chief Executive Officer and President

•	James F. Gooch, Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer

•	Peter L. Gray, Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

•	Kelly Ritchie, Senior Vice President, Employee and Customer Services

•	Chieh Tsai, Chief Product Officer

•	Gill Hong, Former Executive Vice President, Chief Merchandising Officer and Head of International

Executive Compensation Philosophy and Objectives

The Compensation Committee believes that the Company’s long-term success is directly related to its ability to attract, motivate and retain highly talented executives who are committed to our mission, results and cultural beliefs. The Compensation Committee has developed a compensation philosophy for our senior executives designed to pay-for-performance. Accordingly, the total compensation packages provided to our named executive officers generally include both annual and long-term incentive opportunities that are linked to performance measures or are otherwise “at risk” due to market fluctuations and potential for forfeiture. For fiscal year 2018, 67%, on average, of our named executive officers’ target compensation was considered at-risk based on financial performance measures or the possibility of forfeiture.

Our compensation packages are designed in large measure to motivate and encourage executives to drive performance and achieve superior results for the Company and its stockholders. They also reflect other important considerations, such as the value of the position in the marketplace, levels of job responsibility, individual performance and the need to attract and retain top executive talent. The Compensation Committee grants equity- based incentives to align management’s and stockholders’ interests. While the Compensation Committee seeks to utilize compensation and benefit arrangements that reflect the pay-for-performance compensation philosophy, it recognizes that from time to time it may be appropriate for the Company to provide additional inducements, such as sign-on awards and other provisions, in order to recruit, retain, and motivate highly qualified executives.

Competitive Pay Practices

The Committee believes that, in order to attract qualified external candidates and retain valuable executives, the Company must offer executive compensation arrangements that include components that are set at levels that candidates would view favorably when considering alternative employment opportunities. In making compensation decisions, the Company takes many factors into account, including competitive considerations; the responsibilities, impact and importance of the individual’s position within the Company; individual performance; the individual’s expected future contributions to the Company; the individual’s historical compensation; the performance of the Company overall; retention risk; tenure in position; internal pay equity; and the effect on our general and administrative expenses. The Committee also takes into account compensation and market data, which data primarily focuses on apparel retail companies and other related industries.

In connection with the actions taken by the Compensation Committee in fiscal year 2018 for the named executive officers, the Compensation Committee reviewed publicly available compensation data of a peer group of companies that was determined with assistance from Frederic W. Cook & Co., Inc. (“F.W. Cook”), the Compensation Committee’s independent compensation consultant, supplemented by survey data, when relevant public data were not available. The Compensation Committee used available information and monitored actions taken by the peer group companies to evaluate market trends and to assess the long-term incentive plan design aspects and overall competitiveness of our executive compensation programs. While the Compensation Committee did not seek to establish any specific element of compensation or total compensation at or within a prescribed range relative to the peer group of companies, it generally considers compensation arrangements to be competitive if they fall within a range of 15% above or below a market median.

In making its fiscal 2018 compensation decisions, the Compensation Committee considered compensation data from the 20 peer companies set forth below (the “2018 Peer Group”), comprised primarily of apparel retail companies and those in related industries. In comparing the relative size of the Company to the peer group median, the Company approximated the median for revenue, and was positioned between the 25th percentile and the median in market capitalization, below the 25th percentile in operating income, and between the median and 75th percentile in total assets.

2018 Peer Group

American Eagle Outfitters, Inc.	The Finish Line, Inc.
The Buckle, Inc.	Francesca’s Holdings Corporation
Carter’s, Inc.	New York & Company, Inc.
The Cato Corp.	Oxford Industries, Inc.
Chico’s FAS, Inc.	Perry Ellis International, Inc.
The Children’s Place Retail Stores, Inc.	Shoe Carnival, Inc.
Columbia Sportswear Company	Tailored Brands, Inc.
Deckers Outdoor Corporation	Tilly’s, Inc.
Duluth Holdings, Inc.	Urban Outfitters, Inc.
Express, Inc.	Zumiez Inc.

At the recommendation of F. W. Cook, the 2018 Peer Group differed from the peer group used for fiscal year 2017 (the “2017 Peer Group”). During a peer group review that was undertaken in August 2017, HSN, Inc., Kate Spade & Company, lululemon athletica, inc., and Pier 1 Imports, Inc. were removed and Cato Corp., Duluth Holdings, Inc., Shoe Carnival, Inc. and Tailored Brands, Inc. were added. As to the companies which were removed from the peer group, HSN, Inc. was removed due to its relative size (market capitalization approximately five times that of the Company) and its pending acquisition in 2017; Kate Spade & Company was removed due to its acquisition in 2017; lululemon athletica, inc. was removed due to its large size disparity from the Company (market capitalization approximately 20 times that of the Company); and Pier 1 Imports, Inc. was removed, as the Compensation Committee considered there to be other companies which presented a stronger fit relative to the Company’s business characteristics than did Pier 1 Imports, Inc. During the peer group review, Cato Corp. was added, as its revenue and market capitalization were comparable to the Company’s and it was identified as a peer by an independent proxy advisory firm; Duluth Holdings, Inc. was added, as its market capitalization compared favorably with the Company’s and the Company considers it to be a competitor for talent due to its business focus and geographic proximity to the Company’s headquarters; Shoe Carnival was added due to its revenue and market capitalization relative to the Company’s and it was identified as a peer by an independent proxy advisory firm; and Tailored Brands, Inc. was added based on its revenue and market capitalization, and because the Company considers its Jos. A. Bank subsidiary to be a direct competitor for men’s apparel. As a result of these adjustments to the 2017 Peer Group, the 2018 Peer Group placed the Company closer to the revenue median (49% versus 36% in 2017 Peer Group), while approximately maintaining the Company’s ranking relative to the market capitalization of the 2017 Peer Group (32% of the median in the 2018 Peer Group versus 31% in the 2017 Peer Group).

At our 2018 annual meeting of stockholders, over 92% of the votes cast supported our advisory resolution on the compensation of our executive officers named in the proxy statement for the meeting.

Executive Compensation Program: Key Elements

The key elements of Lands’ End’s compensation program for its executives include base salary, annual cash incentive opportunities, long-term performance-based equity incentive opportunities and long-term time-based equity awards.

Annual Compensation

•	Base Salary—Base salary is the fixed element of each executive’s cash compensation, and provides executives with an appropriate level of financial certainty.

•

Annual Incentive Plan—Lands’ End’s annual incentive program seeks to motivate executives by providing opportunities to earn annual cash awards if annual financial objectives established by the Compensation Committee are achieved.

Long-Term Compensation

•

Long-Term Performance-Based Awards—Lands’ End’s long-term incentive programs are designed to motivate executives to focus on long-term company performance through awards based on multi-year performance periods that reinforce accountability by linking executive compensation to achievement of performance goals. These programs seek to align the goals of Lands’ End executives with Lands’ End’s strategic direction and initiatives, which the Compensation Committee believes will result in increased returns to its stockholders.

•

Long-Term Time-Based Awards—Lands’ End’s long-term incentive programs also include time-based awards of equity that are at risk. The multi-year vesting requirements of time-based awards are designed to promote retention and encourage executive officers to adopt longer-term approaches to Lands’ End’s business. Time-based equity compensation also provides alignment with Lands’ End’s stockholders, as value received will be consistent with return to Lands’ End’s stockholders.

There is no pre-established policy or target for the allocation between annual and long-term incentive compensation. Instead, the Compensation Committee takes a holistic approach to executive compensation and the balance of the compensation elements for each executive individually. For fiscal year 2018, 58%, on average, of our named executive officers’ target compensation was annual in nature, while 42% took the form of long-term incentives.

How Elements Are Used to Achieve Our Compensation Objectives

The Compensation Committee believes that a fair and effective way to motivate executives to produce superior results for stockholders is to increase the proportion of an executive’s total compensation that is performance-based or otherwise at risk, including equity compensation, as the executive’s ability to achieve those results increases. Additionally, the Compensation Committee believes that the value of incentive compensation should depend upon the performance of the Company in a given performance or vesting period. Under Lands’ End’s incentive compensation structure, the highest amount of compensation can be achieved through consistent superior performance over sustained periods of time. This approach is designed to provide an incentive to manage Lands’ End for the long term, while minimizing excessive risk taking in the short term.

During fiscal year 2018, the Compensation Committee sought to achieve the objectives of our compensation program for our named executive officers through the grant of annual and long-term incentive awards. The fiscal year 2018 annual incentive awards for the named executive officers offered an opportunity to earn cash compensation based upon the achievement by Lands’ End of an adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) goal for fiscal year 2018. The Compensation Committee also granted long-term time-based equity awards to the named executive officers, as well as the broader group of senior executives, that will vest following the completion of specified employment service periods and, long-term performance-based equity awards, which vest based upon achievement of performance goals for a three-year period.

Awards under the Lands’ End, Inc. Annual Incentive Plan (As Amended and Restated) (“AIP”) and of long- term incentives, are established based on a percentage of base salary. As the participating executive’s base salary is determined, in part, on his or her past performance, an award that is based on a multiple of that base salary also reflects, in part, his or her past performance.

Following the end of a performance period, the Compensation Committee certifies the level of achievement against the applicable financial performance goals established under its annual and long-term performance-based incentive programs. In doing so, the Compensation Committee retains the ability to exercise discretion in relation to the annual and long-term performance-based incentive awards granted to Lands’ End executives; however, any exercise of discretion under the AIP may not result in an increase in the payments under existing awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). With respect to its fiscal year 2018 compensation decisions, the Compensation Committee did not exercise its discretion to adjust performance targets or payout amounts under these incentive programs for any of the named executive officers.

Fiscal Year 2018 Base Salaries

Base salaries are established at levels that generally reflect the past performance, experience, expected future contributions and responsibilities of the executive officer. The importance of the executive officer’s position, external pay data, market competitiveness and internal pay equity also are considered, as well as the extent of any promotions or other change in the executive’s responsibilities. The following table sets forth the base salary which became effective during fiscal year 2018 (on May 27, 2018) for each of the named executive officers, and the prior year base salary.

Name	Fiscal 2018 Base Salary	Fiscal 2017 Base Salary
Jerome S. Griffith	$950,000	$950,000
James F. Gooch	$675,000	$640,000
Peter L. Gray	$553,000	$500,000
Kelly Ritchie	$406,000	$394,000
Chieh Tsai	$400,000	$370,000
Gill Hong	$450,000	$450,000

Mr. Griffith’s base salary was unchanged in fiscal 2018, based on the Compensation Committee’s review of market data, which indicated that his base salary was near the median for the peer group. Mr. Gray received an interim base salary adjustment to $538,000, effective February 3, 2018. Mr. Gooch’s, Mr. Gray’s, Ms. Ritchie’s and Ms. Tsai’s base salaries were each set based on a combination of factors considered by Mr. Griffith in recommending, and by the Compensation Committee in approving the increases, including an assessment of individual achievements, contributions to the performance of the Company, and peer group comparisons. Ms. Tsai’s base salary was further increased to $500,000 effective January 7, 2019, in connection with her promotion to the position of Chief Product Officer. Ms. Hong’s base salary was unchanged in fiscal 2018, as she commenced employment during the fourth quarter of fiscal 2017 and her compensation was set at that time.

Fiscal Year 2018 Performance Measures and Goals

Two types of performance-based awards were made to the named executive officers in 2018—awards under the AIP and performance-based restricted stock unit awards.

For the awards granted to named executive officers in fiscal year 2018 under the AIP, performance goals based on an adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) measure were approved by the Compensation Committee.

In establishing performance goals for the AIP for fiscal year 2018 (together with the AIP, the “2018 AIP”) and for the performance-based equity awards granted in 2018, the Compensation Committee considered such factors as fiscal year 2017 financial results, overall fiscal year 2018 financial goals, the Company’s competitive position, and market trends, as well as the general state of the economy and the Company’s business.

With respect to the performance-based restricted stock unit awards, performance goals based on EBITDA and revenue were established by the Compensation Committee for the cumulative three-year period from fiscal year 2018 through fiscal year 2020.

Fiscal Year 2018 Annual Incentive Opportunity

For the 2018 AIP, the Compensation Committee approved an adjusted EBITDA performance measure (“2018 AIP EBITDA”) and goals, which accounted for 100% of the annual incentive opportunity for our named executive officers. The 2018 AIP EBITDA measure differs from “Adjusted EBITDA,” which is reported by the Company. Adjusted EBITDA is a key metric used by the Company’s management to measure business performance, in an effort to encourage growth and create increased stockholder value through the efficient use of corporate assets. For purposes of the 2018 AIP, actual Adjusted EBITDA results are subject to further adjustment as detailed below (see Item 6 of the Company’s Annual Report on Form 10-K for a reconciliation of Adjusted EBITDA to Net Income).

To determine 2018 AIP EBITDA performance, the Company first computes Adjusted EBITDA, which it defines as earnings before interest, taxes, depreciation and amortization for the performance period, computed as operating income appearing on the Company’s statement of operations for the applicable reporting period, adjusted for depreciation, amortization, gains/(losses) on sales of assets and other items the Company determines affect the comparability of financial results from period to period. Then, in determining financial goal achievement relative to the 2018 AIP EBITDA measure, the Compensation Committee is required to adjust either the performance target or actual Adjusted EBITDA results to reflect the following occurrences affecting the Company during the performance period:

•	the effects of currency fluctuations in comparison to plan currency rates;

•	gains or losses from litigation, claim judgments, or regulatory proceedings, including product recalls or legal and insurance settlements that, in each case, individually exceed $500,000;

•	the effect of changes in laws, regulations, or accounting principles, methods or estimates;

•	write down or impairment of assets;

•

the gain or loss from the sale or discontinuance of a business segment, division, or unit, and the planned, unrealized corporate post-incentive adjusted EBITDA for this business segment, division, or unit;

•	results from an unplanned acquired business and costs related to the unplanned acquisition;

•	restructuring and workforce severance costs pursuant to a plan approved by the Board and Chief Executive Officer;

•	the impact of the unplanned termination or loss of store leases; and

•	unusual and infrequently occurring items as defined by accounting principles generally accepted in the United States (GAAP).

Opportunities under the AIP for the participating executives are generally established upon hire and reviewed when the Compensation Committee reviews annual compensation or at the time a compensation package for a participating executive is otherwise approved. The target award opportunity under the 2018 AIP was 100% of base salary for Mr. Griffith, 75% of base salary for Mr. Gooch, Mr. Gray and Ms. Hong and 50% of base salary for Ms. Ritchie and Ms. Tsai, which was based upon the participating executive’s relative level of responsibility and potential to affect Lands’ End overall performance. Threshold, target and maximum levels of 2018 AIP EBITDA were established. The 2018 AIP contemplated increasing levels of payout for performance at higher levels, with 50% payout relating to the threshold level, 100% payout relating to the target level, and 200% payout relating to the maximum level, with a sliding scale for actual performance between levels. If the threshold performance level was not attained, no bonus was to be paid.

The threshold level was set at the Company’s fiscal 2017 reported Adjusted EBITDA, the target level was set relative to the Company’s internal budget and goals, and the maximum level was set at an approximately 40% overachievement of the target level. A table summarizing the plan design, metric, and performance levels, is set forth below:

Metric	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
2018 AIP EBITDA	$58 million	$69 million	$96 million

At the time it set the targets, the Board believed that the metrics at the target level were attainable, yet challenging, as $69 million of 2018 AIP EBITDA represented an approximately 20% increase over fiscal year 2017 Adjusted EBITDA.

For 2018, the Company achieved 2018 AIP EBITDA, calculated in accordance with and applying the adjustments required by the definition of 2018 AIP EBITDA, of $72.3 million, resulting in a payout of 111% of target for each of the named executive officers. Neither the Compensation Committee nor the Board exercised any discretion with respect to the bonus amounts, which are set forth below.

Name	Target Cash Bonus for fiscal year 2018	Actual Bonus Earned for fiscal year 2018
Jerome S. Griffith	$950,000	$1,054,500
James F. Gooch	$498,173	$552,972
Peter L. Gray	$411,288	$456,530
Kelly Ritchie	$201,154	$223,281
Chieh Tsai	$199,231	$221,146

As Ms. Hong departed the Company prior to the payout date, under the terms of the AIP she was not eligible to receive a payout.

Fiscal Year 2018 Long-Term Compensation Opportunities

2018 Long-Term Incentive Structure: 2018 PRSU Awards and 2018 RSU Awards

There were two components of the Company’s long-term incentive structure (“LTI”) established in fiscal year 2018: awards of performance-based restricted stock units (“PRSU”) (the “2018 PRSU Awards”) and awards of time-based restricted stock units (“RSU”) (the “2018 RSU Awards”) under either the Lands’ End, Inc. 2014 Stock Plan (As Amended and Restated) and the Lands’ End, Inc. 2017 Stock Plan (together, the “ Stock Plans”).

For fiscal year 2018, the total LTI target award opportunity computed as a percentage of base salary was 220% for Mr. Griffith and 100% for Mr. Gooch, Mr. Gray, Ms. Ritchie and Ms. Hong, and 75% for Ms. Tsai, with 50% of each officer’s LTI target opportunity awarded in the form of the 2018 PRSU Awards and 50% of each officer’s LTI target opportunity awarded in the form of the 2018 RSU Awards, based on grant date fair value.

2018 PRSU Awards

The 2018 PRSU Awards are intended to focus the named executive officers on the Company’s long-term performance and align their interests with those of Lands’ End stockholders. Each PRSU represents a contingent right to receive one share of the Company’s common stock upon satisfaction of performance-based vesting conditions for the cumulative period comprised of fiscal years 2018 through 2020, and is subject to continued employment. The 2018 PRSU Awards will vest, if at all, when the Compensation Committee determines whether a requisite level of performance has been achieved. The determination is expected to take place after the conclusion of the third year of the performance period. Each named executive officer may earn a number of PRSUs and be issued the related number of shares, based on the Company’s performance relative to the goals set prior to the award being made in March 2018. The number of shares for the 2018 PRSU Awards at target level of performance to each of the named executive officers, representing 50% of his or her LTI value on March 26, 2018, the date of the award, was as set forth on the table below:

Name	Number of Shares underlying PRSU at Target Performance (“Target Shares”)
Jerome S. Griffith	47,716
James F. Gooch	14,611
Peter L. Gray	11,415
Kelly Ritchie	8,995
Chieh Tsai	6,335
Gill Hong*	10,273

*	Ms. Hong’s 2018 PRSU Award expired when her employment with the Company ceased.

The Compensation Committee determined the performance measures and established threshold, target and maximum goals for each performance measure for the 2018 PRSU Awards. The opportunity to earn the PRSUs under the 2018 PRSU Awards is based on the achievement by the Company of two long-term performance metrics. These metrics are an adjusted EBITDA performance measure (“2018 PRSU EBITDA”) for the cumulative three-year period, weighted 75% and a Revenue performance measure for the cumulative three-year period, fiscal 2018 through fiscal 2020, weighed 25%. All performance goals were established at the beginning of the performance period.

The definition of 2018 PRSU EBITDA is the same as the definition of 2018 AIP EBITDA (as indicated above). Revenue for the purposes of the 2018 PRSU Awards, is revenue, as determined by GAAP, less revenue from retail operations and acquisitions.

Under the 2018 PRSU Awards, a threshold level of performance for a goal will generate a payout at 50% of the 2018 PRSU Awards’ Target Shares, a target level of performance will generate a payout at 100% of the Target Shares and a maximum level of performance will result in a payout at 200% of the Target Shares. The payout percentage between each of threshold and target payout and between target and maximum payout is based on straight-line (linear) interpolations. Each metric is considered independently, and payout for that metric will be weighted according to the weighting associated with the metric. A table summarizing the plan design for the 2018 PRSU Awards is set forth below:

Metric	Weighting	Payout at Threshold	Payout at Target	Payout at Maximum
2018 PRSU EBITDA	75%	50%	100%	200%
Revenue	25%	50%	100%	200%

As the levels of achievement for the metrics are based on a three-year cumulative amount, fiscal 2018 performance, alone, did not trigger any achievement. The Compensation Committee and management believes that the Company’s results for fiscal 2018 are in line with the three-year target level of performance and is accruing for these awards at the target level of performance in its financial statements.

2018 RSU Awards

The 2018 RSU Awards are intended to focus the named executive officers on the Company’s long-term performance and align their interests with those of Lands’ End stockholders. Each RSU represents a contingent right to receive one share of the Company’s common stock upon satisfaction of the vesting conditions. The 2018 RSU Awards will vest, subject to satisfaction of vesting conditions, including continued employment, on the first, second and third anniversaries of the grant date (with respect to 25%, 25% and 50% of the RSUs), which was March 26, 2018.

The number of shares for the 2018 RSU Awards made to each of the named executive officers, representing 50% of his or her LTI value on March 26, 2018, was as set forth on the table below:

Name	Number of Share underlying 2018 RSU Award
Jerome S. Griffith	47,716
James F. Gooch	14,611
Peter L. Gray	11,415
Kelly Ritchie	8,995
Chieh Tsai	6,335
Gill Hong*	10,273

*	Ms. Hong’s 2018 RSU Award expired when her employment with the Company ceased.

Prior Performance-Based Awards Providing Fiscal Year 2018 Compensation Opportunities

Awards under the Company’s Long Term Incentive Plan, as it related to fiscal year 2017 (the “2017 LTIP”) represent the right to receive cash or, at the discretion of the Compensation Committee, shares of the Company’s common stock in lieu of cash, or a combination of cash and shares, upon the achievement of certain performance goals for each year in a three-year period and for the cumulative period. The performance period for the 2017 LTIP is fiscal years 2017 through 2019. The Compensation Committee determined the performance measure and threshold, target and maximum goals for the performance measure under the 2017 LTIP. Opportunities for participants under the 2017 LTIP related to 2018 are based on an adjusted EBITDA performance measure (“2017 LTIP EBITDA”), with specific independent target opportunities for each fiscal year (with each year representing 25% of the target opportunity) as well as the three-year cumulative period (representing 25% of the target opportunity). The definition of 2017 LTIP EBITDA is substantially similar to the definition of 2018 AIP EBITDA set forth above. All performance goals were established at the beginning of the performance period.

Under the 2017 LTIP, each of the named executive officers (other than Ms. Hong, who did not participate in the 2017 LTIP due to the commencement of her employment in the fourth quarter of fiscal 2017) received a target level award, denominated in cash, as follows:

Name	Amount of Target 2017 LTIP Award
Jerome S. Griffith	$950,000
James F. Gooch	$312,500
Peter L. Gray	$250,000
Kelly Ritchie	$192,000
Chieh Tsai	$81,250

Under the 2017 LTIP, a threshold level of performance will generate a payout at 10% of the 2017 LTIP target opportunity and a target level of performance will generate a payout at 100% of the 2017 LTIP target opportunity subject to that goal. The maximum incentive opportunity under the 2017 LTIP is 200% of the participant’s target award amount. The payout percentage between each of threshold and target payout and between target and maximum payout is based on straight-line (linear) interpolations. A table summarizing the plan design, metric, and performance levels, as each was established in fiscal 2017 for fiscal 2018 performance, which represented 25% of the 2017 LTIP value, is set forth below:

Metric (25% of total opportunity)	Threshold (10% payout)	Target (100% payout)	Maximum (200% payout)
2017 LTIP EBITDA (for fiscal 2018)	$46.0 million	$69.0 million	$103.0 million

For 2018, the Company achieved 2017 LTIP EBITDA, calculated in accordance with and applying the adjustments required by the definition of 2017 LTIP EBITDA, at $72.3 million, between the target and maximum level, resulting in 110% performance relative to target. Per the terms of the 2017 LTIP, the amount relating to 2018 performance is “banked” and will be paid to the participant (along with the amount banked under the 2017 LTIP for fiscal year 2017, and, any amounts earned for performance in fiscal year 2019 and for the cumulative three-year performance period) no later than the date that is the 15th day of the third month following fiscal year 2019, provided that the participant is actively employed by the Company on the payment date.

2016 LTIP

Awards under the Company’s Long Term Incentive Plan, as it related to fiscal year 2016 (the “2016 LTIP”) represent the right to receive cash or, at the discretion of the Compensation Committee, shares of the Company’s common stock in lieu of cash, or a combination of cash and shares, upon the achievement of certain performance goals for each year in a three-year period and for the cumulative period. The performance period for the 2016 LTIP was fiscal years 2016 through 2018. The Compensation Committee determined the performance measure and threshold, target and maximum goals for the performance measure under the 2016 LTIP. Opportunities for participants under the 2016 LTIP was based solely on an adjusted EBITDA performance measure (“2016 LTIP EBITDA”), with specific independent target opportunities for each fiscal year (with each year representing 20% of the target opportunity) as well as the three-year cumulative period (representing 40% of the target opportunity).The definition of 2016 LTIP EBITDA is substantially the same as the definition of 2018 AIP EBITDA set forth above.

During fiscal year 2016, the Company concluded that no payments to participants under the 2016 LTIP were likely to occur because none of the performance goals established in connection with the 2016 LTIP are likely to be achieved. Accordingly, at that time, the Company ceased recording expense and reversed the prior expense recognized in connection with the 2016 LTIP, however, the awards remained outstanding. As previously disclosed, the threshold performance level was not met for either fiscal 2016 or fiscal 2017 performance. As the threshold performance level was not met for the fiscal year 2018 performance measures, or for the three-year cumulative period from fiscal year 2016 through fiscal year 2018, no amounts were earned under the 2016 LTIP for fiscal year 2018 performance or for the three-year period. Upon this determination by the Compensation Committee, all awards under the 2016 LTIP expired without any payout being made pursuant to them.

None of Mr. Griffith, Mr. Gray or Ms. Hong were participants in the 2016 LTIP, as their employment with the Company commenced in fiscal year 2017.

Other Compensation Elements

New Hire Awards

We provide sign-on, first year minimum, retention and other bonuses where determined necessary or appropriate, such as to attract top executive talent from other companies or reward key executives and in recognition of their expected future contributions to the Company. Executives we recruit often have unrealized value in the form of unvested equity and other forgone compensation opportunities. Sign-on awards are an effective means of attracting high-performing executives by offering them a way to offset compensation these executives may lose when they leave a former company to join Lands’ End.

Perquisites and Other Personal Benefits

Lands’ End provides its named executive officers with certain limited perquisites and other personal benefits that the Compensation Committee deems reasonable and consistent with Lands’ End’s overall compensation program or necessary to achieve certain executive hire and retention objectives. For fiscal year 2018, these perquisites included the opportunity for each named executive officer to receive an annual physical examination at the Company’s expense, which is intended to promote proactive management of executive health, and the opportunity to receive the same discounts on Lands’ End merchandise that are extended to all Lands’ End employees.

Retirement Plan

The Lands’ End, Inc. Retirement Plan allows participants to contribute towards retirement (including catch-up contributions) on a pre-tax basis, subject to Internal Revenue Service annual contribution limits. The plan allows Roth-after-tax contributions as well as pre-tax contributions of up to 75% of eligible compensation (or the limit determined by the Internal Revenue Service). Lands’ End also makes matching contributions to the plan in an amount equal to 50% of the participant’s first 6% of contributions starting the quarter following one year of service by the participant.

Severance Benefits

We provide severance benefits to our named executive officers pursuant to executive severance agreements each has entered into with Lands’ End. The executive severance agreements help us attract and retain executives in a talent marketplace where severance provisions are commonly offered, while protecting the Company’s interests through post-employment non-disclosure, non-solicitation and non-competition restrictions. Under the executive severance agreement, subject to the executive’s execution of a release of claims against the Company and its affiliates, severance benefits are provided for involuntary termination by Lands’ End without “Cause” (as defined in each executive’s agreement) or termination by the executive officer for “Good Reason” (as defined in each executive’s agreement). See “—Potential Payments upon Termination of Employment” below for additional details on the terms, conditions and benefits received under a qualifying termination under the executive severance agreements.

Awards under an annual or a long-term incentive program are payable in the event of a termination of employment as a result of death or disability during a performance period if certain conditions are met. See “—Potential Payments upon Termination of Employment” below for additional information.

Under the 2014 Stock Plan and the 2017 Stock Plan (the “Stock Plans”), following a Change in Control (as defined in the Stock Plans) involving the Company, any non-vested portion of a participant’s award will fully vest in the event that either (1) the surviving, continuing, successor, or purchasing entity fails to assume or continue the Company’s rights and obligations under such award or fails to provide the participant with a substantially equivalent award, or (2) the participant’s employment is terminated within 18 months following the Change in Control on account of a termination by the Company (or any acquiring entity) for any reason other than Cause or on account of a participant’s resignation for Good Reason (each as defined in the Stock Plans). This type of treatment of equity following a Change in Control is referred to as a “double trigger” change-in-control provision and is intended to provide the participant with reasonable assurance regarding previously awarded compensation in the event of a Change in Control and subsequent termination of employment.

Executive Compensation Recovery Provisions

Lands’ End’s Annual Incentive Plan, the 2014 Stock Plan and the 2017 Stock Plan contain executive compensation recovery provisions. The relevant provisions provide that Lands’ End may seek reimbursement from participating executives if Lands’ End’s financial statements or approved financial measures are subject to restatement due to error or misconduct, to the extent permitted by law.

Deductibility of Executive Compensation

Section 162(m) of the Code, limits the deductibility of compensation in excess of $1 million paid to certain named executive officers in any calendar year. Under the tax rules in effect before 2018, compensation that qualified as “performance-based” under Section 162(m) was deductible without regard to this $1 million limit. However, the U.S. Tax Cuts and Jobs Act of 2017 (the “TCJA”) eliminated this performance-based compensation exception effective January 1, 2018, subject to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. As a result, compensation that the Compensation Committee structured in 2017 with the intent of qualifying as performance-based compensation under Section 162(m) that is paid on or after January 1, 2018 may not be fully deductible, depending on the application of the special grandfather rules. Moreover, from and after January 1, 2018, compensation awarded in excess of $1 million to our named executive officers generally is not deductible. While the TCJA limits the deductibility of compensation paid to the named executive officers, such limitations will not have a material impact on the Company’s executive compensation program. Our Compensation Committee may, among other things, determine that failing to meet its objectives to attract, retain, and motivate senior executives creates more risk for the Company than the financial impact of losing the tax deduction. Our Compensation Committee will continue to structure our compensation program in the best long-term interests of our shareholders, with deductibility of compensation being one of a variety of considerations taken into account.

Compensation Committee Role in Executive Compensation Decisions

The Compensation Committee is appointed by the Board to fulfill the Board’s responsibilities relating to the compensation of our Chief Executive Officer and our other senior executives. The Compensation Committee has overall responsibility for approving and evaluating all compensation plans and our policies and programs as they affect the Company’s senior executives. For additional information regarding the role of our Compensation Committee, see “Corporate Governance—Committees of the Board—Compensation Committee.” In fulfilling its responsibilities, the Compensation Committee may retain compensation consultants to assist in structuring and evaluating executive compensation. The Compensation Committee has the sole authority to retain and terminate all compensation consultants and has the sole authority to approve the consultant’s fees and the terms and conditions of the consultant’s retention. The Compensation Committee also has authority to obtain advice and assistance from internal and external legal, accounting, and other advisors.

Role of Consultants, Advisors, and Management in Executive Compensation Decisions

The Compensation Committee has retained F.W. Cook as its independent compensation consultant. F.W. Cook reports directly to the Compensation Committee and the Compensation Committee has the sole authority to retain or dismiss the consultant.

F.W. Cook is expected to assist the Compensation Committee and work on its behalf on matters related to the Compensation Committee’s purposes and responsibilities as set forth in the Compensation Committee charter. F.W. Cook periodically advises the Compensation Committee as to trends in executive compensation and also provides specialized studies or advice as requested with respect to executive compensation issues. In fiscal year 2018, F.W. Cook conducted a competitive compensation review of our senior executives, conducted a review of the Company’s peer group, provided an update of compensation trends and regulatory developments, analyzed the Company’s use of various compensation elements, provided assistance with the review and design of the Company’s incentive compensation programs and assisted in the preparation of the Company’s public filings with regard to executive compensation. Representatives of F.W. Cook attend Compensation Committee meetings in person or by telephone as requested, and during fiscal year 2018, regularly attended Compensation Committee meetings.

The Compensation Committee assessed the independence of F.W. Cook, including reviewing information received from F.W. Cook that addressed factors relevant to SEC and the Nasdaq Stock Market listing rules regarding conflicts of interest and independence and considers F.W. Cook to be independent under the applicable standards.

The Compensation Committee also received advice and considered the recommendations of Mr. Griffith in fiscal year 2018 regarding the forms and the amounts of compensation for the Company’s employees, including the other named executive officers, and of Mr. Griffith, Mr. Gooch, Mr. Gray or Ms. Ritchie, regarding our compensation programs generally. No member of management was present during any Compensation Committee deliberations or voting with respect to his or her specific compensation.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management of the Company. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2019 and in this Proxy Statement.

Compensation Committee

Robert Galvin, Chair

Elizabeth Leykum

Josephine Linden

Compensation Committee Interlocks and Insider Participation

During fiscal year 2018, none of the members of the Compensation Committee was or is a current or former officer or employee of the Company, and no executive officer of the Company served or serves on the compensation committee (or other board committee performing equivalent functions) or on the board of directors of any company that employed or employs any member of the Compensation Committee. In addition, no executive officer of the Company served or serves on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any company one of whose executive officers serves on our Board.

Summary Compensation Table

The following table sets forth information concerning the total compensation paid to each person who served as principal executive officer or principal financial officer of the Company during fiscal year 2018, our three other most highly compensated executive officers for fiscal year 2018 who were executive officers at the end of the fiscal year, and one additional individual who would have been one of the three other most highly compensated executive officers but for the fact she was not serving as an executive officer at the end of the fiscal year (collectively, the “named executive officers”). Total compensation for the 2017 and 2016 fiscal years is provided only if such person was a named executive officer in either of those years.

Name and Principal Position	Year	Salary		Bonus		Stock Awards (a)(b)		Option Awards (a)		Non-Equity Incentive Plan Compensation (c)		All Other Compensation (d)		Total
Jerome S. Griffith Chief Executive Officer and President	2018		$950,000		—		$2,089,961		—		$1,054,500		$13,122		$4,107,583
	2017		$876,923		—		$3,079,400		$2,497,062		$657,692		$84,165		$7,195,242

James F. Gooch Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer	2018		$664,231		—		$639,962		—		$552,972		$8,290		$1,865,455
	2017		$647,404		$331,935		$412,502		—		$364,165		$84,243		$1,840,249
	2016		$625,000		$236,565		$462,500		—		—		$110,593		$1,434,658

Peter L. Gray Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary	2018 2017	$ $	548,385 375,000	$	— 100,000	$ $	499,977 750,002	$	— 499,973	$ $	456,530 210,938	$ $	9,526 19,414	$ $	1,514,418 1,955,327

Kelly Ritchie Senior Vice President, Employee and Customer Services	2018		$402,308		—		$393,981		—		$223,281		$10,958		$1,030,528
	2017		$398,308		—		$191,993		—		$149,365		$10,803		$750,469
	2016		$384,000		—		$192,000		—		—		$7,950		$583,950

Chieh Tsai Chief Product Officer	2018		$398,462		—		$277,473		—		$221,146		$8,319		$905,400

Gill Hong* Former Executive Vice President, Chief Merchandising Officer and Head of International	2018 2017	$ $	417,115 86,538	$	— 100,000	$ $	449,957 99,986		— —	$	— 48,678	$ $	128,924 14,749	$ $	995,996 349,951

*	Ms. Hong ceased serving as our Executive Vice President, Chief Merchandising Officer and Head of International on January 7, 2019.
(a)

The amounts shown in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of the equity awards, computed in accordance with ASC 718, and not the actual amounts that might be paid to or realized by the named executed officers. ASC 718 fair value amount as of the grant date for restricted stock units and stock options generally is spread over the number of months of service required for the grant to vest. The vesting of option awards and for restricted stock units is discussed in the footnotes to the “Grants of Plan-Based Awards for Fiscal 2018” and “Outstanding Equity Awards at 2018 Fiscal Year End” tables below.

(b)

For fiscal year 2018, 50% of the award was in the form of time-based restricted stock units and 50% was in the form of performance-based restricted stock units. The fair value of the time-based restricted stock unit awards and the performance-based restricted stock unit awards is based on the closing price of our common stock on the grant date (March 26, 2018). For the performance-based restricted stock unit awards, fair value is calculated at the target share payout level as of the grant date. For the 2018 performance-based restricted stock unit awards, the maximum grant date potential values are as follows: Griffith, $2,089,961; Gooch, $639,962; Gray, $499,977; Ritchie, $393,981; Tsai, $277,473; and Hong, $449,957.

(c)	Fiscal 2018 amounts represent incentive payment earned pursuant to the Company’s Annual Incentive Plan.

(d)

With respect to fiscal year 2018 amounts: (i) for Mr. Griffith, comprised of $10,442 in 401(k) match and $2,680 for executive physical examination benefit; (ii) for Mr. Gooch, comprised of $8,290 in 401(k) match; (iii) for Mr. Gray, comprised of $9,526 in 401(k) match; (iv) for Ms. Ritchie, comprised of $8,278 in 401(k) match and $2,680 for executive physical examination benefit; (v) for Ms. Tsai, comprised of $8,319 in 401(k) match; and (vi) for Ms. Hong, comprised of $65,419 related to relocation, $32,885 in salary continuation payments made pursuant to the terms of her severance agreement, $26,827 in payment of her unused vacation; $2,680 for executive physical examination benefit; $827 in health benefits continuation and $286 in 401(k) match.

Grants of Plan-Based Awards

The following table sets forth the awards granted to our named executive officers in fiscal year 2018 under the Company’s incentive plans.

Name	Plan or Award		Grant Date for Equity- Based Award	Approval Date for Equity- Based Award	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)*			Estimated Future Payouts under Equity-Incentive Plan Awards (#)(d)			All Other Stock Awards: Number of Shares of Stock or Units (#)(e)	Grant Date Fair Value of Stock Awards (#)(f)
					Threshold	Target	Maximum	Threshold	Target	Maximum
Jerome S. Griffith	(a	)			$475,000	$950,000	$1,900,000
	(b	)	3/26/2018	2/8/2018							47,716	1,044,980
	(c	)	3/26/2018	2/8/2018				23,858	47,716	95,432		1,044,980

James F. Gooch	(a	)			$249,087	$498,173	$996,346
	(b	)	3/26/2018	2/8/2018							14,611	319,981
	(c	)	3/26/2018	2/8/2018				7,306	14,611	29,222		319,981

Peter L. Gray	(a	)			$205,644	$411,288	$822,577
	(b	)	3/26/2018	2/8/2018							11,415	249,989
	(c	)	3/26/2018	2/8/2018				5,708	11,415	22,830		249,989

Kelly Ritchie	(a	)			$100,577	$201,154	$402,308
	(b	)	3/26/2018	2/8/2018							8,995	196,991
	(c	)	3/26/2018	2/8/2018				4,498	8,995	17,990		196,991

Chieh Tsai	(a	)			$99,615	$199,231	$398,462
	(b	)	3/26/2018	2/8/2018							6,335	138,737
	(c	)	3/26/2018	2/8/2018				3,168	6,335	12,670		138,737

Gill Hong**	(a	)			—	—	—
	(b	)	3/26/2018	2/8/2018							10,273	224,979
	(c	)	3/26/2018	2/8/2018				5,137	10,273	20,546		224,979

*

Reflects estimated potential payout amounts as of the time of grant. The non-equity incentive plan award issued to Ms. Hong and reflected on this table was forfeited when her employment with the Company ceased.

**	The RSU and PRSU awards granted to Ms. Hong and reflected on this table were forfeited when her employment with the Company ceased.
(a)	Awards under the Company’s Annual Incentive Plan. Actual cash amounts earned under the plan are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(b)

Awards of time-based restricted stock units under the Lands’ End, Inc. 2014 Stock Incentive Plan, in all cases other than Mr. Griffith’s awards, which were made under the Lands’ End, Inc. 2017 Stock Incentive Plan.

(c)

Awards of performance-based restricted stock units under the Lands’ End, Inc. 2014 Stock Incentive Plan, in all cases other than Mr. Griffith’s awards, which were made under the Lands’ End, Inc. 2017 Stock Incentive Plan.

(d)

The amounts shown reflect number of restricted stock units which may vest following the conclusion of the three-year performance period of fiscal years 2018, 2019 and 2020, based on the satisfaction of cumulative performance criteria established by the Compensation Committee and continued employment though the performance period and on the payment date. The threshold achievement represents 50% of target and maximum achievement represents 200% of target. Performance below the threshold level results in the restricted stock units expiring with no vesting. The restricted stock units may also vest, to a certain extent, under certain circumstances. See “Potential Payments Upon Termination of Employment” below. See “Compensation Discussion and Analysis” for further discussion of the performance-based restricted stock units and performance criteria.

(e)

The restricted stock units vest as to 25%, 25% and 50% on each of the first, second and third anniversaries of the date of grant, provided that the recipient remains employed by the Company on each such date, and may also vest, to a certain extent, under certain circumstances. See “Potential Payments upon Termination of Employment” below.

(f)

The Grant Date Value of Stock Awards represents the aggregate grant date fair value of the equity awards, computed in accordance with ASC 718, and not the actual amounts that might be paid to or realized by the named executive officers. The grant date fair value for each restricted stock unit is the closing price of the Company’s common stock on the date of grant. For performance-based restricted stock unit awards, target level is used to compute value.

Outstanding Equity Awards at 2018 Fiscal Year End

The following table sets forth information regarding the outstanding equity awards held by the named executive officers as of February 1, 2019, the last trading day of Lands’ End common stock in fiscal year 2018.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#) (b)	Market Value of Shares or Units of Stock that have not vested ($)	Equity Incentive Plan awards: Number of Unearned Shares, Units or Other Rights that have not vested (#) (c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not vested ($)
Jerome S. Griffith	73,530	220,588	$18.10	3/6/2027	88,235	$1,567,054	47,716	$847,436
					29,503	$523,973
					47,716	$847,436
James F. Gooch	—	—	—	—	7,977	$141,672	14,611	$259,491
					6,373	$113,184
					9,705	$172,361
					14,611	$259,491
Peter L. Gray	12,254	36,763	$22.00	5/8/2027	17,046	$302,737	11,415	$202,730
					8,523	$151,368
					11,415	$202,730
Kelly Ritchie	—	—	—	—	3,914	$69,513	8,995	$159,751
					5,962	$105,885
					8,995	$159,751
Chieh Tsai	—	—	—	—	2,092	$37,154	6,335	$112,510
					2,523	$44,808
					6,335	$112,510
Gill Hong*	—	—	—	—	—	—	—	—

*	All unvested equity awards held by Ms. Hong were forfeited when her employment with the Company ceased.
(a)

These time-based stock options vest as follows: Mr. Griffith’s stock option vests as to approximately 73,530 shares on each of March 6, 2019, March 6, 2020 and March 6, 2021; Mr. Gray’s stock option vest as to approximately 12,254 shares on each of May 8, 2019, May 8, 2020 and May 8, 2021.

(b)

These time-based RSUs, vest as follows: Mr. Griffith’s RSUs for 88,235 vest as to approximately 29,412 shares on each of March 6, 2019, March 6, 2020 and March 6, 2021; Mr. Griffith’s RSUs for 29,503 shares vest as to 9,834 shares on May 1, 2019 and as to 19,669 shares on May 1, 2020; Mr. Griffith’s RSUs for 47,716 vest as to 11,929 shares on each of March 26, 2019 and March 26, 2020, and as to 23,858 shares on March 26, 2021; Mr. Gooch’s RSUs for 7,977 shares vest on January 27, 2020; Mr. Gooch’s RSUs for 6,373 shares vest on May 2, 2019; Mr. Gooch’s RSUs for 9,705 shares vest as to 3,235 shares on May 1, 2019, and as to 6,470 shares on May 1, 2020; Mr. Gooch’s RSUs for 14,611 shares vest as to 3,652 shares on each of March 26, 2019 and March 26, 2020, and as to 7,307 shares on March 26, 2021; Mr. Gray’s RSUs for 17,046 shares vest as to approximately 5,681 shares on each of May 8, 2019 and May 8, 2020, and as to 5,684 shares on May 8, 2021; Mr. Gray’s RSUs for 8,523 shares vest as to 2,841 shares on May 1, 2019 and as to 5,682 shares on May 1, 2020; Mr. Gray’s RSUs for 11,415 shares vest as to 2,853 shares on each of March 26, 2019 and March 26, 2020 and as to 5,709 shares on March 26, 2021; Ms. Ritchie’s RSUs for 3,914 shares vest on May 2, 2019; Ms. Ritchie’s RSUs for 5,962 shares vest as to 1,988 shares on May 1, 2019 and as to 3,974 shares on May 1, 2020; Ms. Ritchie’s RSUs for 8,995 shares vest as to 2,248 shares on each of March 26, 2019 and March 26, 2020, and as to 4,499 shares on March 26, 2021; Ms. Tsai’s RSUs for 2,092 shares vest on May 2, 2019; Ms. Tsai’s RSUs for 2,523 shares vest as to 841 shares on May 1, 2019 and 1,682 shares on May 1, 2020; and Ms. Tsai’s RSUs for 6,335 shares vest as to 1,583 shares on each of March 26, 2019 and March 26, 2020 and as to 3,169 shares on March 26, 2021.

(c)	These performance-based RSUs (shown at target level of performance) vest based on achievement of fiscal year 2018 through fiscal year 2020 cumulative performance goals.

Option Exercises and Stock Vested

None of our named executive officers exercised any Lands’ End stock options during fiscal year 2018. The following table provides information for each of our named executive officers regarding vesting of RSU awards during fiscal year 2018.

Name	Number of Shares Acquired on Vesting (#)(a)	Value Realized on Vesting ($)(b)
Jerome S. Griffith	39,246	$734,902
James F. Gooch	21,213	$380,669
Peter L. Gray	8,522	$165,043
Kelly Ritchie	7,013	$136,738
Chieh Tsai	1,887	$36,974
Gill Hong	1,644	$24,792

(a)	The numbers shown include RSUs withheld by the Company to satisfy tax obligations associated with vesting.
(b)	Represents the fair market value of the shares of stock on the vesting date.

Employment Arrangements

Certain components of the compensation paid to our named executive officers reflected in the Summary Compensation Table and the Grants of Plan-Based Awards table are based on our named executive officers’ employment letters or arrangements that provide for their employment with Lands’ End. Set forth below are summary descriptions of the key terms of compensation for each named executive officer that impacted their compensation in fiscal year 2018. For a discussion of the severance payments and other benefits payable in connection with a qualifying termination of employment under each named executive officer’s executive severance agreement, see “ —Potential Payments upon Termination of Employment” below.

Jerome S. Griffith

Mr. Griffith’s employment letter provides Mr. Griffith with, among other things, the following: (1) a minimum annual base salary of $950,000; (2) a target bonus opportunity under the AIP equal to 100% of his annual base salary; (3) a target long-term incentive opportunity equal to at least 200% of his annual base salary; (4) an inducement sign-on grant of 117,647 RSUs (the “sign-on RSUs”) and an inducement sign-on grant of options to purchase 294,118 shares of our common stock (the “sign-on stock options”) with an exercise price equal to $18.10, the fair market value of a share of Company common stock on the grant date, March 6, 2017; in each case which will vest 25% per year on each of the first four anniversaries of Mr. Griffith’s start date, subject to his continued employment, provided that on his earlier termination by the Company without “cause” (as defined in his executive severance agreement), his resignation with “Good Reason” (as defined in his executive severance agreement), his death or “Disability” (as defined in his executive severance agreement), 50% of any then unvested sign-on RSUs will vest (and if Mr. Griffith experiences a qualifying termination after the third anniversary of the grant date, the final tranche of sign-on RSUs will vest in full) and 100% of any unvested sign-on stock options will vest; (5) temporary corporate housing in the Madison, Wisconsin area prior to relocation; and (6) relocation benefits pursuant to the Company’s standard relocation policy, as he obtained permanent housing in Madison, Wisconsin. In fiscal year 2018, the Company set Mr. Griffith’s long-term incentive opportunity at 220% of his annual base salary.

James F. Gooch

Mr. Gooch’s employment letter, as amended, provides Mr. Gooch with the following compensation: (1) a minimum annual base salary of $625,000; (2) a target bonus opportunity under the AIP equal to 75% of his annual base salary; (3) a target long-term incentive opportunity equal to at least 100% of his annual base salary;

(4) a cash sign-on bonus of $350,000, which was paid in two installments of $175,000 on January 27, 2016, and January 27, 2017 (with each installment subject to repayment in full if, within the 12 months following receipt of such installment, Mr. Gooch is terminated for “Cause” by the Company or resigns without “Good Reason,” each as defined in Mr. Gooch’s executive severance agreement); (5) a sign-on grant of time-based RSUs which will vest upon any separation from service other than by the Company for cause or by Mr. Gooch without Good Reason; (6) performance-based RSUs, the vesting of which was subject to achievement of performance goals over fiscal years 2016 and 2017, which were not achieved; and (7) through August 31, 2017, (a) payment of, or reimbursement for, the costs of commuting between Mr. Gooch’s primary state of residence and Lands’ End headquarters, and (b) temporary corporate housing in the Dodgeville/Madison, Wisconsin area; in each case, provided on a tax grossed-up basis. Mr. Gooch’s primary workplace location is Dodgeville, Wisconsin and he is eligible to receive relocation benefits pursuant to the Company’s relocation policy.

In connection with his service as Co-Interim Chief Executive Officer from September 23, 2016 to March 6, 2017, Mr. Gooch received (1) a monthly cash service bonus in the amount of $15,000; and (2) a grant of RSUs with an aggregate grant date fair market value equal to $150,000, of which 50% vested on December 19, 2017 and 50% vested on December 19, 2018.

Peter L. Gray

Mr. Gray’s employment letter provides Mr. Gray with the following: (1) an annual base salary of $500,000; (2) a target bonus opportunity under the AIP equal to 75% of his annual base salary (which AIP bonus amount for fiscal year 2017; (3) a target long-term incentive opportunity equal to 100% of his annual base salary; (4) a sign-on grant of RSUs with a grant date value equal to $500,000 (the “sign-on RSUs”) and a sign-on grant of options to purchase shares of our common stock with a grant date value equal to $500,000 (the “sign-on stock options”) with an exercise price equal to $22.00, the fair market value of a share of Company common stock on the grant date, May 8, 2017; in each case which will vest 25% per year on each of the first four anniversaries of Mr. Gray’s start date, subject to his continued employment, provided that on his earlier termination by the Company without “cause” (as defined in his executive severance agreement), his resignation with “Good Reason” (as defined in his executive severance agreement), his death or “Disability” (as defined in his executive severance agreement), 50% of any then unvested sign-on RSUs will vest (and if Mr. Gray experiences a qualifying termination after the third anniversary of the grant date, the final tranche of sign-on RSUs will vest in full) and 100% of any unvested sign-on stock options will vest; (5) a sign-on cash bonus of $100,000 and (6) reimbursement of commuting expenses between his permanent residence and Wisconsin, which arrangement ceased at the conclusion of fiscal year 2017.

Kelly Ritchie

Ms. Ritchie serves as Senior Vice President, Employee and Customer Services of the Company with an annual base salary of $406,000. She is eligible for an AIP target award of 50% of her base salary and a long-term incentive opportunity of 100% of her base salary.

Chieh Tsai

Ms. Tsai was promoted to her current role as Chief Product Officer of the Company on January 7, 2019. Ms. Tsai’s annual base salary as Chief Product Officer is $500,000. Beginning in fiscal year 2019 she is eligible for an AIP target award of 75% of her base salary and a long-term incentive opportunity of 100% of her base salary.

Potential Payments upon Termination of Employment

As described under “—Compensation Discussion and Analysis—Other Compensation Elements— Severance Benefits” above, the Company is party to severance agreements with each of the named executive officers. The amounts shown under “—Summary Table of Potential Payments upon Termination of Employment” below assume that each named executive officer (who was then employed) was terminated effective as of February 1, 2019, the last business day of fiscal year 2018. The actual amounts that would be paid to the executives can only be determined at the time of such executive’s separation from Lands’ End. The following is a discussion of the potential compensation and benefits that the named executive officers would be entitled to upon termination of employment.

Good Reason:

A termination by the executive officer is for “Good Reason” generally if it results from (1) a reduction of more than 10% in the sum of the executive officer’s annual base salary and target AIP award from those in effect as of the date of the severance agreement; (2) an executive officer’s mandatory relocation to an office more than 50 miles from the primary location at which the executive officer is required to perform his or her duties; or (3) any action or inaction that constitutes a material breach under the severance agreement (or employment letter for Mr. Gooch), including the failure of a successor company to assume or fulfill the obligations under the severance agreement (or employment letter for Mr. Gooch). For Mr. Gooch, a termination by him also is for Good Reason if it results from Mr. Gooch no longer directly reporting to the Company’s principal executive officer. Under Mr. Griffith and Mr. Gray’s agreements, material diminution in their duties also constitutes a Good Reason, and under Mr. Griffith’s agreement, a Good Reason further includes (i) no longer being the principal executive officer of the Company and (ii) if at any time that ESL Investments, Inc. and its affiliate entities beneficially own more than twenty percent (20%) of the Company’s shares entitled to vote for directors, and they, in whole or in part, vote against Mr. Griffith’s reelection to the Board while he is serving as the Chief Executive Officer of the Company.

Cause:

“Cause” generally is defined as (1) a material breach by the executive officer, other than due to incapacity due to a disability, of the executive officer’s duties and responsibilities which breach is demonstrably willful and deliberate on the executive officer’s part, is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company (or its affiliates) and such breach is not remedied by the executive officer in a reasonable period of time after receipt of written notice from the Company specifying such breach; (2) the commission by the executive officer of a felony (in certain cases defined as a felony involving moral turpitude); or (3) dishonesty or willful misconduct in connection with the executive officer’s employment.

Severance Benefits upon Termination without Cause or for Good Reason

Subject to his or her execution of a release of claims against the Company and its affiliates, if the executive’s employment is terminated by the Company without Cause or by the executive for Good Reason, the executive will be entitled to receive, subject to the terms of the applicable agreement,12 months of base salary at the rate in effect as of the date of termination, other than for Mr. Griffith, who is entitled to a payment equal to two times the sum of his base salary plus Annual Bonus (as defined in his Executive Severance Agreement), paid in installments over 24 months, and Mr. Gray who is entitled to a payment equal to his base salary plus Annual Bonus over 12 months. In the event the termination occurs in contemplation of or within two years after a Change in Control of the Company (as defined in the Executive Severance Agreement) Mr. Griffith’s severance payment is increased to two and one half times the sum of his base salary plus Average Bonus (as defined in the Executive Severance Agreement), paid in installments over 30 months, and Mr. Gray is entitled to receive an amount equal to two times his base salary plus Average Bonus over a period of 24 months. Ms. Hong’s executive severance agreement provided that if she were terminated without cause or resigned for good reason within two years of commencing employment, she would be entitled to 24 months of salary continuation, subject to compliance with certain post-employment obligations. Ms. Hong’s termination on January 7, 2019, occurred during the two-year period after her commencement of employment and payment of benefits under her executive severance agreement is reflected in the Summary Compensation Table.

The executives are entitled to receive continuation of the active medical and dental coverage that the named executive officer was eligible to participate in prior to the end of employment during the salary continuation period, provided that if the executive becomes eligible to participate in another medical or dental benefit plan through another employer or spousal plan during such period, the executive will be required to pay the full premium applicable to continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”).

The executives also are entitled to reasonable outplacement services, mutually agreed to by the Company and the named executive officer, for a period of up to 12 months or until subsequent employment is obtained, whichever occurs first.

All named executive officers are entitled to a lump sum payment of unused vacation pay benefits granted to the named executive officer prior to his or her termination date.

Other Terms of Severance Agreements

An eligible named executive officer will not be entitled to a severance payment under the severance agreements in the event of termination for Cause or voluntary termination.

Under the severance agreements, the named executive officers agree to, and payments under the agreements are subject to, non-disclosure of confidential information (two years), non-disparagement (two years), non-solicitation (18 months) and non-compete (generally 12 months, where permissible under applicable state law, and subject to waiver by the Company; 24 months in the case of Mr. Griffith) covenants, as well as a release of liability for certain claims against the Company.

The severance agreements do not provide for payments to the participating named executive officers upon termination of employment due to death, disability or retirement. The Company’s incentive programs and/or award agreements thereunder provide for eligibility to receive payments or vesting of awards upon the death or disability of named executive officers (and in certain cases, upon termination of employment by the Company without Cause or by the executive for Good Reason) as provided below.

Named executive officers are not entitled to any “golden parachute” excise tax gross-up payments under any plan or agreement with the Company.

Payments Pursuant to Incentive Compensation Programs

As described under “—Compensation, Discussion and Analysis” above, the Company provides annual and long-term incentive awards to our named executive officers. Payments under these programs for termination of employment are treated as described below.

Annual Incentive Plan. Generally, if a participant in the AIP voluntarily terminates employment (for any reason other than disability) or is involuntarily terminated for any reason (other than death) prior to the payment date for an AIP award, he or she will forfeit his or her AIP award. In the event of death or disability, the named executive officer will be entitled to a pro rata payment through the termination date if the financial criteria under the AIP are satisfied. In the case of each of Mr. Griffith and Mr. Gray, per each individual’s Executive Severance Agreement, in the event his employment is terminated without Cause or he terminates his employment for Good Reason, within the last six months of a fiscal year, he will be entitled to a pro rata bonus that would otherwise be payable under the Company’s AIP for such fiscal year based on actual results from the fiscal year. Under the terms of Mr. Gooch’s employment letter with the Company, any incentive award payable to him with respect to a fiscal year will be paid if his employment is terminated without Cause or he terminated his employment for Good Reason or as a result of his death or disability following the end of the applicable fiscal year and prior to payment under the AIP by the Company.

2017 LTIP. If any named executive officer voluntarily terminates employment (for any reason other than disability) or is involuntary terminated for any reason (other than death), he or she will forfeit his or her awards under the 2017 LTIP, except as prohibited by law. In the event of death or disability, he or she will be entitled to a pro rata payment through the termination date if performance under the 2017 LTIP, as of the termination date, equals or exceeds the applicable performance targets and the named executive officer was a participant in the 2017 LTIP for at least 12 months of the performance period.

2014 Stock Plan Awards and 2017 Stock Plan Awards. Generally, if any named executive officer voluntarily terminates employment (for any reason other than disability) or is involuntary terminated for any reason (other than death) he or she will forfeit any awards made under the 2014 Stock Plan or the 2017 Stock Plan (referred to together as the “Stock Plans”). Following the 12-month anniversary of the grant date of his or her award, if any named executive officer’s employment is terminated because of (1) death, the unvested portion of his or her award will vest on a pro rata basis through the date of death, payable in cash to his or her estate, or (2) disability, the unvested portion of his or her award will vest on a pro rata basis through the date of termination.

Provisions in Equity Awards. Under the terms of the grant agreements governing Mr. Griffith’s and Mr. Gray’s sign-on RSUs and sign-on stock options, in the event of termination by the Company without Cause or termination by the executive without Good Reason, or in the case of death or disability, 50% of any then unvested sign-on RSUs will vest (and in the case of a qualifying termination after the third anniversary of the grant date, the final tranche of sign-on RSUs will vest in full) and 100% of any unvested sign-on stock options will vest. Under the award agreements that govern Mr. Gooch’s sign-on awards of RSUs, unvested time-based RSUs will vest upon any separation from service other than by the Company for Cause or by the executive without Good Reason.

Change in Control Provisions of the Stock Plans. The Stock Plans, which govern the RSU awards discussed above, provide that, except to the extent specified in the applicable award agreement, upon a change in control involving the Company, any non-vested portion of a named executive officer’s award will fully vest in the event that either (1) the surviving, continuing, successor, or purchasing entity fails to assume or continue the Company’s rights and obligations under such award or fails to provide the participant with a substantially equivalent award, or (2) the participant’s employment is terminated within 18 months following the change in control on account of a termination by the Company (or any acquiring entity) for any reason other than Cause or on account of a named executive officer’s resignation for Good Reason.

Potential Payments upon Termination of Employment

The tables below summarize the potential payouts to the named executive officers (other than Ms. Hong) for the termination events described above. The amounts shown in the following tables assume that the termination of employment occurred on February 1, 2019.

	Severance Pay(a)	Bonus Payment(b)	LTIP Payout(c)	Continuation Medical/ Welfare Benefits(d)	Vacation(e)	Outplacement	Accelerated Vesting(f)	Total
Jerome S. Griffith
Termination for Good Reason	$3,800,000	$950,000	—	$22,566	$73,077	$8,000	$783,518	$5,637,161
Termination without Cause	$3,800,000	$950,000	—	$22,566	$73,077	$8,000	$783,518	$5,637,161
Termination with Cause	—	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—	—
Termination due to Disability	—	—	$580,556	—	—	—	$1,089,949	$1,670,505
Retirement	—	—	—	—	—	—	—	—
Termination due to Death	—	—	$580,556	—	—	—	$1,089,949	$1,670,505
Termination after Change in Control	$4,750,000	$950,000	—	$28,207	$73,077	$8,000	$3,785,899	$9,595,183

James F. Gooch
Termination for Good Reason	$675,000	—	—	$16,474	$51,923	$8,000	$141,672	$893,069
Termination without Cause	$675,000	—	—	$16,474	$51,923	$8,000	$141,672	$893,069
Termination with Cause	—	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—	—
Termination due to Disability	—	—	$208,333	—	—	—	$311,439	$519,772
Retirement	—	—	—	—	—	—	—	—
Termination due to Death	—	—	$208,333	—	—	—	$311,439	$519,772
Termination after Change in Control	$675,000	—	—	$16,474	$51,923	$8,000	$946,200	$1,697,597

Peter L. Gray
Termination for Good Reason	$967,750	$414,750	—	$16,474	$42,538	$8,000	$151,368	$1,600,880
Termination without Cause	$967,750	$414,750	—	$16,474	$42,538	$8,000	$151,368	$1,600,880
Termination with Cause	—	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—	—
Termination due to Disability	—	—	$138,889	—	—	—	$239,476	$378,365
Retirement	—	—	—	—	—	—	—	—
Termination due to Death	—	—	$138,889	—	—	—	$239,476	$378,365
Termination after Change in Control	$1,935,500	$414,750	—	$32,948	$42,538	$8,000	$859,566	$3,293,302

Kelly Ritchie
Termination for Good Reason	$406,000	—	—	$11,283	$39,038	$8,000	—	$464,321
Termination without Cause	$406,000	—	—	$11,283	$39,038	$8,000	—	$464,321
Termination with Cause	—	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—	—
Termination due to Disability	—	—	$128,000	—	—	—	$125,705	$253,705
Retirement	—	—	—	—	—	—		—
Termination due to Death	—	—	$128,000	—	—	—	$125,705	$253,705
Termination after Change in Control	$406,000	—	—	$11,283	$39,038	$8,000	$494,900	$959,221

Chieh Tsai
Termination for Good Reason	$500,000	—	—	$10,539	$38,462	$8,000	—	$557,001
Termination without Cause	$500,000	—	—	$10,539	$38,462	$8,000	—	$557,001
Termination with Cause	—	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—	—
Termination due to Disability	—	—	$54,167	—	—	—	$60,242	$114,409
Retirement	—	—	—	—	—	—	—	—
Termination due to Death	—	—	$54,167	—	—	—	$60,242	$114,409
Termination after Change in Control	$500,000	—	—	$10,539	$38,462	$8,000	$306,982	$863,983

(a)

These amounts represent salary continuation and bonus payments (as applicable), without reduction by the amount of fees, salary, wages or any other form of compensation that the officer may earn from a subsequent employer or through self-employment during the salary continuation period, where applicable.

(b)	Represents pro rata bonus, assuming full payment and termination at conclusion of performance period.
(c)	Represents pro rata payout of 2017 LTIP, in accordance with the terms of the Long-Term Incentive Plan.

(d)

These amounts represent the continuation of the health and welfare benefits in which each named executive officer was enrolled on February 1, 2019, assuming that the officer continues to participate in these plans for 12 months thereafter.

(e)	Assumes executive has not used any vacation time during year and represents maximum payout.
(f)

The amounts shown are based on the value of a share of the Company’s common stock of $17.76, the closing price per share on February 1, 2019. The amounts shown as a result of a Termination after Change in Control, assume the named executive officer’s employment was terminated on February 1, 2019 within 18 months following a “Change in Control” (as defined in the Stock Plans) due to termination by the Company (or any acquiring entity) for any reason other than Cause or on account of the officer’s resignation for Good Reason.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees (other than our CEO) and the annual total compensation of Mr. Jerome S. Griffith, Chief Executive Officer and President (the “CEO”):

For fiscal year 2018:

•	the median of the annual total compensation of our employees (other than our CEO) was $26,663; and

•	the annual total compensation of the CEO for purposes of determining the CEO pay ratio was $4,107,583.

Based on this information, for fiscal year 2018, the ratio of the annual total compensation of Mr. Griffith, our CEO, to the median of the annual total compensation of all employees was estimated to be 154 to 1.

We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

Though under the SEC’s rules we were permitted to use the same median employee identified in the proxy statement for our 2018 Annual Meeting, we identified a new median employee for fiscal year 2018. We determined that, as of February 1, 2019, our employee population for purposes of determining our median employee consisted of approximately 4,886 individuals globally (4,293 employees in the United States, 241 employees in Germany and 352 employees in the United Kingdom). In determining our employee population as of such date, we excluded less than 5% of our total global workforce (approximately 231 employees, comprised of 219 employees in Japan and 12 employees in France) from the identification of the “median employee,” as permitted by the de minimis exemption under SEC rules.

Mr. Griffith’s total annual compensation for fiscal year 2018 includes his base wages, long term incentive awards, fiscal year 2018 annual incentive plan payout, 401(k) matching contribution and value of an executive physical.

We picked February 1, 2019 as the date to identify the “median employee” because it was within the last three months of our fiscal year and because the disparate impact of seasonal employees would be minimized. To identify the “median employee” from our employee population, we collected all taxable compensation, including base wages, overtime and any other compensation paid during fiscal year 2018. Excluded from the employee population for purposes of determining the median employee were the CEO and employees on a leave of absence on February 1, 2019.

We used the currency exchange rate in effect in January 2019 for the United Kingdom and Germany to convert foreign wages to U.S. dollars. The median employee was a full-time, benefitted employee in the Company’s UK office whose total compensation included base wages, fiscal year 2018 annual incentive plan payout, and the Company’s contribution to the employee’s pension plan.

ITEM 2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Securities Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules.

As described in detail under the heading “—Executive Compensation—Compensation Discussion and Analysis” in this Proxy Statement, we seek to link a significant portion of the compensation of our named executive officers with the Company’s performance. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term financial goals, while minimizing excessive risk taking in the short term. We believe that our compensation program is strongly aligned with the long-term interests of our stockholders. We urge you to read the Compensation Discussion and Analysis section of this Proxy Statement for additional details on our executive compensation programs, including our compensation philosophy and objectives and the compensation of our named executive officers during fiscal year 2018.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory and is not binding on the Company, our Board, or the Compensation Committee of the Board. However, the Board and Compensation Committee value the opinions expressed by our stockholders in their voting on this proposal and will consider the outcome of the voting when making future compensation decisions and policies regarding our named executive officers.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT

ITEM 3. APPROVAL OF THE LANDS’ END, INC. AMENDED AND RESTATED 2017 STOCK PLAN

The Compensation Committee and our Board approved an amendment and restatement of the Lands’ End, Inc. 2017 Stock Plan (the “Original 2017 Stock Plan”) in the form of the Lands’ End, Inc. Amended and Restated 2017 Stock Plan (the “Amended and Restated 2017 Stock Plan”) attached to this proxy statement as Appendix A, subject to stockholder approval. The Amended and Restated 2017 Stock Plan will be effective March 19, 2019 (the date it was approved by the Board) as long as our stockholders approve the Amended and Restated 2017 Stock Plan at the Annual Meeting.

The principal changes made to the Amended and Restated 2017 Stock Plan from the Original 2017 Stock Plan are as follows:

•

Increased the number of shares available to be issued under the Amended and Restated 2017 Stock Plan by 1,600,000 shares, plus the 155,268 shares that remained available for issuance under the Lands’ End, Inc. 2014 Stock Plan, as amended and restated (the “2014 Plan”) on March 19, 2019, and 472,984 shares that potentially could be “recycled” under the 2014 Plan due to being forfeited, lapsed as unexercised, settled for cash or used to satisfy tax withholding obligations. If the Amended and Restated 2017 Stock Plan is approved, no further grants will be made under the 2014 Plan.

•	Included minimum vesting requirements for awards granted under the Amended and Restated 2017 Stock Plan.

•	Clarified that dividends will not be paid on unvested equity awards granted under the Amended and Restated 2017 Stock Plan until the underlying equity award fully vests.

•	Prohibit the recycling of shares delivered to pay the exercise price for stock options or the withholding tax obligation for stock options or stock appreciation rights.

•	Set a limit on the maximum aggregate grant date value of awards plus cash compensation for non-employee directors at $400,000.

•

Updated the plan to reflect the elimination of the exception under Section 162(m) of the Internal Revenue Code for performance-based compensation, other than with respect to certain awards that are subject to grandfathering under such provision.

As of March 27, 2019, there were 230,582 shares remaining available for issuance under the Original 2017 Stock Plan and as of March 19, 2019 there were 155,268 unused shares under the 2014 Plan. As noted in the Compensation Discussion & Analysis, we use equity compensation as an integral part of our compensation program by linking the personal interests of our employees and directors to the Company’s success. If our stockholders do not approve this Proposal 3, then the Original 2017 Stock Plan will continue in full force and effect and the changes made by the Amended and Restated 2017 Stock Plan will not be implemented. As such we may be limited in our ability to use equity compensation as a means of attracting, retaining and motivating employees, non-employee directors and consultants.

The summary of the Amended and Restated 2017 Stock Plan contained in this proposal is qualified in its entirety by reference to the actual terms and conditions of the Amended and Restated 2017 Stock Plan, which is attached as Appendix A to this proxy statement.

Purpose of the Amended and Restated 2017 Stock Plan. We currently maintain two stock plans, the 2014 Stock Plan and the Original 2017 Stock Plan. A total of 1,000,000 shares of our common stock was initially authorized for issuance under the Original 2017 Plan. As of March 27, 2019, 230,582 shares remained available for future grants. A total of 1,000,000 shares of our common stock was initially authorized for issuance under the 2014 Stock Plan. As of March 19, 2019, 155,268 shares remained available for future grants.

If approved by our stockholders, the Amended and Restated 2017 Stock Plan would make an additional 1,600,000 shares available for equity-based grants, plus the 155,268 shares, unused as of March 19, 2019, under the 2014 Stock Plan, bringing the total number of shares authorized for issuance under the Amended and Restated 2017 Stock Plan to 2,755,268 over the life of the Original 2017 Plan and the Amended and Restated 2017 Stock Plan. In addition, as described below under “Share Recycling Provisions” any shares subject to outstanding awards (including outstanding award under the 2014 Plan) that are forfeited, settled in cash or used to satisfy tax withholding obligations in the future, will again become available or “recycled” for issuance under the Amended and Restated 2017 Stock Plan share pool, provided, however that no shares used to pay the exercise price of a stock option, or forfeited to pay withholding taxes for stock options or stock appreciate rights may be recycled into the Amended and Restated 2017 Stock Plan. As of March 27, 2019, there were a total of 1,230,473 shares related to awards under the Original 2017 Plan and the 2014 Plan that potentially could be recycled back into the Amended and Restated 2017 Stock Plan.

If our stockholders do not approve this proposal, we will not have a sufficient number of shares available under the 2014 Stock Plan and the Original 2017 Stock Plan, based on our historical grant practices, to grant the stock awards we anticipate will be necessary to retain and motivate our key employees. We currently expect that the shares that would be reserved for issuance under the Amended and Restated 2017 Stock Plan, should be sufficient to allow us to continue to provide competitive grants of equity through the next three years. The number of equity awards we have granted under our stock plans as a percentage of our annual weighted average diluted shares (commonly referred to as the “burn rate”), has been on average 2.75% over the last three years, calculated using a multiplier of 2x for awards other than stock options and stock appreciation rights. The total aggregate equity value of the additional shares being authorized under the Amended and Restated 2017 Stock Plan, based on the closing price for shares of our common stock on March 19, 2019 ($17.58), equals $28,128,000 million, representing 4.96% of the Company’s market capitalization on that day.

For these reasons, the Compensation Committee recommended, and the Board approved the Amended and Restated 2017 Stock Plan on March 19, 2019, subject to approval by our stockholders.

Any awards granted under the Amended and Restated 2017 Stock Plan before our stockholders approve the Amended and Restated 2017 Stock Plan are contingent on our stockholders approving the Amended and Restated 2017 Stock Plan. No such awards have been made as of March 27, 2019. If our stockholders do not approve the Amended and Restated 2017 Stock Plan, awards granted under the Amended and Restated 2017 Stock Plan would be void and no shares of our common stock would be issued under the Amended and Restated 2017 Stock Plan.

Overview. The following description of the material terms and conditions of the Amended and Restated 2017 Stock Plan is qualified by the Amended and Restated 2017 Stock Plan, which is included in its entirety in Appendix A to this Proxy Statement.

Awards. The Amended and Restated 2017 Stock Plan allows for the grant of restricted stock, stock options, stock appreciation rights, stock units and other stock-based awards to eligible individuals. The Amended and Restated 2017 Stock Plan also allows common stock of the Company to be awarded in settlement of an incentive award under our Umbrella Incentive Program (and any incentive program established thereunder).

Shares Reserved Under Amended and Restated 2017 Stock Plan. There will be a total of 2,600,000 shares of the Company’s common stock, par value $0.01 per share (for purposes of this section, “stock”), reserved for issuance under the Amended and Restated 2017 Stock Plan, plus (i) the 155,268 unused shares under the 2014 Stock Plan and (ii) any of the shares subject to recycling into the Amended and Restated 2017 Stock Plan by reason of being forfeited, lapsed as unexercised, settled for cash or used to satisfy withholding obligations.

The shares of our common stock that may be awarded under the Amended and Restated 2017 Stock Plan are shares currently authorized but unissued, and shares which have been reacquired by the Company. As of March 27, 2019, the closing price of a share of our common stock on the NASDAQ was $16.26.

Share Recycling Provisions. Only shares of our common stock actually issued pursuant to an award under the Amended and Restated 2017 Stock Plan will count against the reserved shares. If any restricted stock award, stock unit award, or other stock-based award (including such awards made under the 2014 Stock Plan) is forfeited, cancelled or is settled in cash, the underlying shares will again become available for issuance. Any shares that are (1) tendered to, or withheld by, the Company in satisfaction of any condition to a stock-based award, or (2) used to satisfy a tax withholding obligation other than withholding obligations related to stock options or stock appreciation rights, shall again become available for issuance. Shares used to pay the exercise price of an option are not added back to the available shares under the plan. If any awards are granted in substitution for outstanding awards issued by another entity and such grants are made in connection with the Company’s acquisition of that entity, the shares underlying those substitute awards will not count against the maximum number of shares of common stock reserved for issuance under the Amended and Restated 2017 Stock Plan.

Effective Date and Termination of Plan. The Amended and Restated 2017 Stock Plan became effective as of March 19, 2019, subject to stockholder approval, and will continue in effect, unless earlier terminated by our Compensation Committee, until the earlier of (1) the tenth anniversary of the date the Amended and Restated 2017 Stock Plan was adopted by our Board and (2) the date on which all of the stock reserved for issuance under the Amended and Restated 2017 Stock Plan has been issued or is no longer available for use and all cash payments due under any Stock Unit or Other Stock-Based Award granted under the Amended and Restated 2017 Stock Plan have been paid or forfeited.

Eligible Individuals. Any employee, non-employee director or other individual providing advisory or consulting services to our Company or any of our Subsidiaries, as designated by the Compensation Committee from time to time (each, an “Eligible Individual”), is eligible to participate in the Amended and Restated 2017 Stock Plan. We had approximately 5,100 full and part-time employees as of March 27, 2019.

Administration. The Amended and Restated 2017 Stock Plan is administered by the Compensation Committee, to which such responsibility was delegated by the Board. The Compensation Committee has the authority to construe and interpret the Amended and Restated 2017 Stock Plan and to make all other determinations deemed equitable under the circumstances for the administration of the Amended and Restated 2017 Stock Plan. The Compensation Committee may allocate its responsibilities and powers to one or more members of the Board and may delegate all or any part of its responsibilities and powers to any one or more officers of the Company, subject to applicable law. The Compensation Committee may revoke any such allocation or delegation at any time.

Minimum Vesting. No award granted under the Amended and Restated 2017 Stock Plan may vest earlier than the first anniversary of the date the award was granted, other than (a) substitute awards granted as part of a corporate acquisition, (b) awards delivered in lieu of fully-vested cash-based awards, (c) any awards to non-employee directors for which the vesting period runs from one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders, or (d) any other awards granted from time to time that result in the issuance of an aggregate of up to 5% of the shares available for issuance under the Amended and Restated 2017 Stock Plan. Such minimum vesting restrictions may lapse or be waived upon the participant’s termination of service, death, or disability or as provided for in the event of a Change in Control (as defined in the Amended and Restated 2017 Stock Plan).

Terms and Conditions of Restricted Stock and Stock Unit Awards. A “Restricted Stock” award is a grant of shares of our common stock that is subject to risk of forfeiture or other restrictions determined by the Compensation Committee. A “Stock Unit” award is a right to receive a payment in cash or shares based on the fair market value of the shares of stock underlying such award. An “Other Stock-Based Award” is a grant of common stock or other type of equity-based or equity-related award, including the grant of fully vested, unrestricted common stock or the grant of common stock in settlement of an award under the Umbrella Incentive Program, as determined by the Compensation Committee. Restricted Stock, Stock Unit and Other Stock-Based Awards may be subject to one or more employment, performance or other forfeiture conditions which the Compensation Committee shall determine appropriate. In the event of the participant’s termination of employment, the Compensation Committee may permit accelerated vesting or payment or other applicable terms. No Restricted Stock, Stock Unit or Other Stock-Based Awards in any combination may be made in any fiscal year to an Eligible Individual (except a non-employee director) representing more than 400,000 shares of stock. Separate and in addition to the above limits, no more than 400,000 shares of stock may be awarded in any calendar year to an Eligible Individual in settlement of an award under the Umbrella Incentive Program.

Non-Employee Director Limit. The maximum aggregate grant date fair value of all Awards made to any non-employee director in any fiscal year, taken together with any cash payments (including the annual retainer and any other compensation) paid or payable to such non-employee director in respect to such non-employee director’s service as a member of the Board during such fiscal year, shall not exceed $400,000 in total value. The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Dividends; Voting Rights. A Restricted Stock or Other Stock-Based Award may include the right to receive a cash dividend with respect to the stock subject to the award. These dividends may be subject to such conditions, restrictions and contingencies as the Compensation Committee establishes. No dividends (whether in stock or in cash) payable with respect to a Restricted Stock or Other Stock-Based Award will be paid prior to the vesting of the underlying award.

Unless otherwise set forth in the Stock Agreement, Eligible Individuals will have the right to vote shares of Restricted Stock or Other Stock-Based Award but will not have the right to vote with respect to shares covered by a Stock Unit award.

Terms and Conditions of Options and Stock Appreciation Rights. An “option” is a right to purchase a specified number of shares of stock, upon the satisfaction of certain exercise conditions, at an exercise price not less than the fair market value of a share of stock on the date the option is granted. Options granted under the Amended and Restated 2017 Stock Plan may be either incentive stock options (“ISOs”), which qualify for certain tax favored treatment under the Internal Revenue Code if certain conditions are satisfied, or nonqualified stock options (“NSOs”). A “stock appreciation right” is a right to the appreciation in the fair market value of a share of stock in excess of its value at the time of grant, which may be no less than the fair market value of a share of stock on the grant date. The Compensation Committee may make an option or a stock appreciation right subject to certain conditions, including performance-based vesting conditions. The Compensation Committee may include in the option or stock appreciation right agreement the right to exercise an option or a stock appreciation right following termination of employment or service. No option or stock appreciation right may be exercisable more than ten years from the grant date. Upon exercise of a stock appreciation right, an Eligible Individual will receive a payment in cash or stock or a combination of the two, equal to the product of (1) the number of shares of stock underlying the stock appreciation right and (2) the excess of the fair market value of a share of stock on the exercise date and the share value assigned on the date of grant. Holders of options or stock appreciation rights will not be entitled to receive dividend equivalents with respect to such award. An Eligible Individual (except a non-employee director) may not be granted options or stock appreciation rights, or a combination of options and stock appreciation rights, representing more than 500,000 shares of stock in any fiscal year.

Without the approval of our stockholders, no stock option or stock appreciation right may be amended or otherwise re-priced to lower its exercise price after the date of grant; or cancelled in exchange for cash when the exercise price exceeds the fair market value of our common stock; or exchanged as consideration for the grant of a new award with a lower exercise price, except as may be permitted in connection with an event described under “Corporate Transactions” below.

Performance-Based Awards. Certain awards made under the Original 2017 Plan were intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code as in existence prior to November 2, 2017 (the “Grandfathered Awards”). An Eligible Individual will not receive settlement of any Grandfathered Award until the Compensation Committee determines that the applicable performance goal(s) have been attained. In exercising discretion in making this determination for Grandfathered Awards, the Compensation Committee may not increase the amount of the payment of an award intended to be performance-based compensation.

Performance measures may be based on one or more or any combination (in any relative proportion) of the following: share price; market share; cash flow; revenue; revenue growth; earnings per share; operating earnings per share; operating earnings; earnings before interest, taxes, depreciation and amortization; return on equity; return on assets; return on capital; return on investment; net income; net income per share; economic value added; market value added; store sales growth; customer and member growth, maintenance and satisfaction performance goals and employee opinion survey results measured by an independent firm; and strategic business objectives, consisting of one or more objectives based on meeting specific cost or profit targets or margins, business expansion goals and goals relating to acquisitions or divestitures. Each goal, with respect to a performance period, may be expressed on an absolute and/or relative basis, may be based on the Company as a whole or on any one or more operating groups or sub-groups, business units, divisions or subsidiaries of the Company, and may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or of any one or more business units or subsidiaries of the Company, and/or the past or current performance of other companies, or an index. The Compensation Committee may elect to use other standards for performance measures or goals for awards that are not Grandfathered Awards.

Non-Transferability of Awards. Restricted Stock, Stock Unit and Other Stock-Based Awards under the Amended and Restated 2017 Stock Plan are not transferable except by will or by the laws of descent and distribution, except as otherwise provided in the related stock agreement. Except as otherwise provided by the Compensation Committee, no option or stock appreciation right shall be transferable by an Eligible Individual other than by will or by the laws of descent and distribution, and any grant by the Compensation Committee of a request by an Eligible Individual for any transfer (other than a transfer by will or by the laws of descent and distribution) will be conditioned on the transfer not being made for value or consideration.

Corporate Transactions; Change in Control. The Compensation Committee will make equitable adjustments to reflect any corporate transactions, which may include (a) adjusting the number, kind, or class (or any combination thereof) of shares of stock reserved for issuance under the Amended and Restated 2017 Stock Plan or underlying outstanding awards granted under the Amended and Restated 2017 Stock Plan and the grant limitations (described above), as well as applicable option and stock appreciation right exercise prices, (b) replacing outstanding awards with other awards of comparable value, (c) cancelling outstanding awards in return for a cash payment, and (d) any other adjustments that the Compensation Committee determines to be equitable. A corporate transaction includes, without limitation, any dividend (other than a cash dividend that is not an extraordinary dividend) or other distribution, recapitalization, stock split, reverse stock split, combination of shares, reorganization, merger, consolidation, acquisition, split-up, spin-off, combination, repurchase or exchange of stock or other securities of the Company, issuance of warrants or other rights to purchase stock or other securities of the Company or other similar corporate transaction.

In the event of a change in control (as defined in the Amended and Restated 2017 Stock Plan), except to the extent specified in the applicable award agreement, an Eligible Individual’s award will fully vest only if (1) the surviving, successor or purchasing entity fails to assume the award or provide a substantially equivalent replacement award, or (2) the Eligible Individual’s employment is terminated within 18 months following a change in control for any reason other than for “Cause” (as defined in the Amended and Restated 2017 Stock Plan), or the Eligible Individual resigns for “Good Reason” (as defined in the Amended and Restated 2017 Stock Plan).

Reimbursement of Excess Awards. Amounts under performance-based awards made under the Amended and Restated 2017 Stock Plan are subject to reimbursement in the event of the restatement of the Company’s financial statements or approved performance measures due to errors or misconduct, to the extent permitted by governing law. The amount reimbursable would generally be the difference between the amount paid to the Eligible Individual under the performance-based award and the amount that would have been paid had the award been calculated based on the financial statements or performance measures as restated.

Amendment and Termination of the Amended and Restated 2017 Stock Plan. The Board or Compensation Committee may, at any time, amend, modify, suspend or terminate the Amended and Restated 2017 Stock Plan, and may amend any award agreement under the Amended and Restated 2017 Stock Plan, provided that without the approval of stockholders of the Company, no amendment or modification to the Amended and Restated 2017 Stock Plan may (1) materially modify the Amended and Restated 2017 Stock Plan in a way that would require stockholder approval under any regulatory requirement that the Compensation Committee determines to be applicable or (2) modify the Amended and Restated 2017 Stock Plan’s prohibitions on the repricing of stock options and stock appreciation rights. Furthermore, no amendment, modification, suspension or termination may, without the written consent of an affected participant or beneficiary, materially adversely affect the rights of a participant or beneficiary under any vested and outstanding award, except to the extent necessary to comply with applicable law.

Federal Income Tax Consequences. Under present federal income tax laws, awards granted under the Amended and Restated 2017 Stock Plan will have the following tax consequences:

Restricted Shares, Stock Units, and Other Stock-Based Awards. Restricted Stock that are subject to a substantial risk of forfeiture generally result in income recognition by the participant in an amount equal to the excess of the fair market value of the shares of stock over the purchase price, if any, of the Restricted Stock at the time the restrictions lapse. A recipient of restricted stock may make an election under Section 83(b) of the Internal Revenue Code to be taxed on the excess of the fair market value of the shares granted, measured at the time of grant and determined without regard to any applicable risk of forfeiture or transfer restrictions, over the purchase price, if any, of such restricted stock. A participant who has been granted a stock award that is not subject to a substantial risk of forfeiture for federal income tax purposes will realize ordinary income in an amount equal to the fair market value of the shares at the time of grant. A recipient of Stock Units or an Other Stock-Based Award will generally recognize ordinary income at the time that the award is settled in an amount equal to the cash and/or fair market value of the shares received at settlement. In each of the foregoing cases, the Company will have a corresponding deduction at the same time the participant recognizes such income, subject to the deduction limitations of Code Section 162(m).

Options. Generally, a participant receiving an option grant will not recognize income at the time of grant. Upon the exercise of an NSO, the participant will generally recognize ordinary income equal to the excess of the then fair market value of the shares acquired over the exercise price paid. A participant will generally recognize no income upon the exercise of an ISO, although the alternative minimum tax may apply. Instead, upon a disposition of the shares received upon the exercise of an ISO after satisfying certain holding period requirements, the participant will generally recognize long-term capital gain in an amount equal to the excess, if any, of the sales price of such shares over the exercise price paid. To receive such capital gain treatment, the sale must occur no earlier than one year from the date of exercise of the ISO and two years from the date the ISO was granted. If either of these holding periods is not satisfied at the time any shares acquired upon the exercise of an ISO are disposed of, the participant will generally recognize ordinary income in the amount equal to the excess of the fair market value of the shares sold at the date of exercise over the exercise price paid. If the sales price exceeds such fair market value, the excess shall be treated as long-term capital gain if such shares have been held for at least one year from the date of exercise, and short-term capital gain if they have not been held for at least one year. However, if the sales price is less than the fair market value of such shares at the date of exercise, the amount of ordinary income recognized will be limited to the excess of the amount realized upon such sale over the participant’s adjusted basis in such shares. In each of the foregoing cases, the Company will have a corresponding deduction at the same time and to the extent that the participant recognizes any ordinary income, subject to the deduction limitations of Code Section 162(m).

Stock Appreciation Rights. Generally, a participant receiving a stock appreciation right will not recognize income at the time of grant. If the participant receives the appreciation inherent in the stock appreciation right in cash, the cash will be taxed as ordinary income at the time it is received. If a participant receives the appreciation inherent in a stock appreciation right in stock, the spread between the then current market value and the share value designated at the time of grant will be taxed as ordinary income at the time the stock is received. In either case, the Company will be entitled to a corresponding deduction when the participant recognizes such income, subject to the deduction limitations of Code Section 162(m).

Section 409A. Certain awards under the Amended and Restated 2017 Stock Plan may be considered “nonqualified deferred compensation” subject to Code Section 409A, which imposes additional requirements on the payment of deferred compensation. These requirements generally provide that, if at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Code Section 409A or is not operated in accordance with those requirements, all amounts deferred under the nonqualified deferred compensation plan for the then-current taxable year and all preceding taxable years, by or for any awardee with respect to whom the failure relates, are includible in the gross income of the awardee for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Code Section 409A, the amount will be subject to income tax at regular income tax rates plus a 20 percent penalty, as well as potential premium interest tax.

The foregoing discussion is a general summary as of the date of this Proxy Statement of the U.S. federal income tax consequences to the Company and the participants in the Amended and Restated 2017 Stock Plan. The discussion does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. Different tax rules may apply to specific participants and transactions under the Amended and Restated 2017 Stock Plan, particularly in jurisdictions outside the United States. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time. Therefore, each recipient is urged to consult a tax advisor before exercising any award or before disposing of any shares acquired under the Amended and Restated 2017 Stock Plan both with respect to federal income tax consequences as well as any foreign, state or local tax consequences.

New Plan Benefits. The benefits and amounts that will be received by or allocated to participants under the Amended and Restated 2017 Stock Plan are not determinable because the types and amounts of awards and selection of participants are subject to the Compensation Committee’s future determination.

Equity Compensation Plan Information. The following table reflects information about securities authorized for issuance under the Company’s equity compensation plans as of February 1, 2019.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (in thousands) (a)	Weighted- average exercise price of outstanding options, warrants and rights* (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))** (in thousands) (c)
Equity compensation plans approved by security holders	701	$22.00	1,035
Equity compensation plans not approved by security holders***	412	$18.10	—

Total	1,113	$18.66	1,035

*	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding awards of RSUs, which have no exercise price.
**

Represents shares of common stock that may be issued pursuant to the 2014 Stock Plan and the Original 2017 Stock Plan. Awards under the 2014 Stock Plan and the Original 2017 Stock Plan may be restricted stock, stock unit awards, incentive stock options, nonqualified stock options, stock appreciation rights, or certain other stock-based awards.

***

In connection with commencing employment, on March 6, 2017, Mr. Griffith was granted options to purchase 294,118 shares of the Company’s common stock and 117,647 restricted stock units. These awards were made as inducement grants outside of our stockholder approved stock plans in accordance with NASDAQ Listing Rule 5635(c)(4).

THE BOARD RECOMMENDS THAT YOU VOTE TO APPROVE THE LANDS’ END, INC.

AMENDED AND RESTATED 2017 STOCK PLAN

ITEM 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Item 4 is the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending January 31, 2020. Representatives of Deloitte will be present at the Annual Meeting. They will be available to respond to your questions and may make a statement if they so desire.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2019

Independent Registered Public Accounting Firm Fees

The following table shows the fees paid or accrued by the Company and its subsidiaries for the audit and other services provided by Deloitte and its affiliates for each of the past two fiscal years.

	Fiscal Year 2018	Fiscal Year 2017
Audit Fees(1)	$1,115,272	$1,279,312
Audit-Related Fees	—	—
Tax Fees(2)	—	$124,800
All Other Fees(3)	$503,342	—

Total	$1,618,614	$1,404,112

(1)

Audit Fees represent fees for professional services provided in connection with the audit of the Company’s consolidated financial statements, review of interim financial statements, statutory audits, and other SEC matters.

(2)	Tax Fees consist of fees billed for professional services rendered for tax compliance and consulting services related to research and development credit studies and tax planning.
(3)	All Other Fees include fees and expenses not related to audit or tax services, consisting of consulting services regarding supply chain initiatives.

The Audit Committee must pre-approve all engagements of our independent registered public accounting firm as required by its charter and the rules of the SEC. For each fiscal year, the Audit Committee approves an annual estimate of fees for engagements, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. In addition, the Audit Committee evaluates known potential engagements of the independent registered public accounting firm, including the scope of the proposed work to be performed and the proposed fees, and approves or rejects each service. Management may present additional services for approval at subsequent committee meetings. The Audit Committee has delegated to the Audit Committee Chair the authority to evaluate and approve engagements with related fees of up to $100,000 on behalf of the Audit Committee in the event a need arises for pre-approval between Committee meetings. If the Chair so approves any such engagements, he will report that approval to the full Audit Committee at its next meeting.

All of the audit, tax and other services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates, were pre-approved in accordance with the Audit Committee’s policies and procedures.

Report of the Audit Committee

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s system of internal controls, the presentation and disclosure in the Company’s financial statements, which will be provided to our stockholders and others, and the overall audit process. All members of the Audit Committee meet the criteria for independence applicable to audit committee members under the Nasdaq listing rules. The Audit Committee Charter complies with the Nasdaq listing rules.

Management is responsible for the financial reporting process, including its internal control over financial reporting, and for the preparation of its consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and internal control over financial reporting, and expressing opinions on (i) the conformity of the financial statements with GAAP; and (ii) the effectiveness of the internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity, and the Audit Committee does not certify the financial statements or guarantee the independent registered public accounting firm’s report. The Audit Committee relies, without independent verification, on the information provided to it, including representations made by management and the independent registered public accounting firm, including its audit report.

The Audit Committee discussed with Deloitte, the Company’s independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board AS 1301, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence. The Audit Committee reviewed and discussed with management and Deloitte the audited financial statements of Lands’ End, Inc. for the fiscal year ended February 1, 2019. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements of Lands’ End, Inc. be included in the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended February 1, 2019.

Audit Committee

John T. McClain, Chair
Robert Galvin
Josephine Linden
Jignesh Patel

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Review and Approval of Transactions with Related Persons

In November 2016, the Board established the Related Party Relationships Committee, which has the responsibility for reviewing potential related party transactions; material amendments to, or modifications, terminations or extensions of agreements involving related party transactions, and the Company’s guidelines and policies with regard to related party transactions generally.

The Related Party Relationships Committee has the authority to retain independent legal counsel and such other advisors, including independent financial advisors, to advise it and assist it in connection with fulfilling its duties. The Related Party Relationships Committee (or, if applicable, a special committee of the Board composed of directors who are independent and disinterested with respect to the proposed transaction) also has the authority to negotiate the terms on behalf of the Company of any related party transaction.

The Board has adopted a written Related Party Transactions Approval Policy that, in conjunction with Related Party Relationships Committee’s charter, governs the Related Party Relationships Committee’s practices with respect to related party transactions. In evaluating any related party transaction, the Related Party Relationships Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company or its subsidiaries than would be obtained in a comparable arm’s-length transaction and the extent of the related person’s interest in the transaction.

The related party transactions described in this proxy statement have been approved or ratified by the Related Party Relationships Committee.

Our Relationship with Sears Holdings

On April 4, 2014, Sears Holdings distributed 100% of the outstanding common stock of Lands’ End to its shareholders (the “Separation”). Since the Separation, Lands’ End has operated separately from Sears Holdings as an independent public company. Prior to the Separation, we were a wholly owned subsidiary of Sears Holdings. In addition, one of our stockholders, ESL Investments, Inc., together with related entities as a group, currently beneficially owns a majority of our outstanding common stock and a majority of Sears Holdings’ outstanding common stock. Accordingly, Sears Holdings is considered a related party both prior to and subsequent to the Separation. On February 11, 2019 Sears Holdings and certain of its subsidiaries entered into an Asset Purchase Agreement with Transform Holdco LLC, an affiliate of ESL Investments, Inc., pursuant to which Transform Holdco LLC agreed to acquire from the Sears Holdings substantially all of the go-forward retail footprint and other assets and component businesses of Sears Holdings as a going concern. Transform Holdco is also now considered a related party. The retail operations agreement described below has been assigned to and assumed by Transform Holdco LLC. It is anticipated that some of the contracts and relationships described below may also be assigned to Transform Holdco LLC by Sears Holdings.

Prior to the Separation, we entered into certain agreements with Sears Holdings or its subsidiaries to effect the Separation and to provide a framework for our relationship with Sears Holdings after the Separation, as well as to provide for the allocation between us and Sears Holdings of Sears Holdings’ assets, employees, liabilities and obligations (including its investments, property and tax-related assets and liabilities) attributable to periods prior to, at and after the Separation. The following is a summary of the material terms of the agreements by and between the Company and Sears Holdings or its subsidiaries, which relate to any transaction over $120,000 that has occurred since February 2, 2018. When used in this section, “Separation date” refers to April 4, 2014, the date on which Sears Holdings distributed our common stock to the holders of Sears Holdings common stock.

Separation and Distribution Agreement

In connection with the Separation, we entered into a separation and distribution agreement with Sears Holdings that governed our separation from Sears Holdings. It also sets forth other agreements that govern certain aspects of our relationship with Sears Holdings following the Separation. Each party is obligated to indemnify the other for all liabilities (including third-party claims) actually incurred or suffered by the other relating to their respective assumed liabilities (and related guarantees, indemnification or contribution obligations), breaches of the separation and distribution agreement and certain ancillary agreements and untrue statements or omissions of material facts relating to its respective disclosures relating to the Separation. Lands’ End also is obligated to indemnify Sears Holdings for liabilities relating to any Lands’ End-branded gift card.

Tax Sharing Agreement

Lands’ End and Sears Holdings are party to a tax sharing agreement, which generally governs Sears Holdings’ and Lands’ End’s respective rights, responsibilities and obligations after the Separation with respect to liabilities for U.S federal, state, local and foreign taxes attributable to the Lands’ End business. In addition to the allocation of tax liabilities, the tax sharing agreement addresses the preparation and filing of tax returns for such taxes and disputes with taxing authorities regarding such taxes. Generally, Sears Holdings is liable for all pre-Separation U.S. federal, state and local taxes, other than non-income taxes that are accrued and unpaid as of the Separation date. Lands’ End generally is liable for all other taxes attributable to its business, including all foreign taxes. Under the tax sharing agreement, there are restrictions on the ability of the parties to take actions that could cause the Separation to fail to qualify for tax-free treatment under the Code. These restrictions may prevent each party from entering into transactions that might be advantageous to the parties or their stockholders.

Master Lease Agreement and Master Sublease Agreement

Lands’ End and affiliates of Sears Holdings are party to a master lease agreement and master sublease agreements pursuant to which Sears Roebuck or one of its affiliates leases or subleases to us the premises for the Lands’ End Shops at Sears. The master lease agreement and master sublease agreements, as applicable, set forth the terms and conditions on which we are permitted to occupy certain space within the Sears stores in order to operate our Lands’ End Shops at Sears. The agreements provide us rights to use the space in which our stores operate, and we pay rent directly to Sears Roebuck or one of its affiliates. As of February 1, 2019, there were 49 Lands’ End Shops at Sears compared to 174 Lands’ End Shops at Sears on February 2, 2018. The estimated total rent (assuming no early terminations or renewals) for the Lands’ End Shops at Sears locations is expected to be approximately $4.0 million in fiscal year 2019. The leases for the remaining locations will expire by January 31, 2020.

Lands’ End Shops at Sears Retail Operations Agreement

Lands’ End and Sears, Roebuck & Co. (“Sears Roebuck”) are party to a Lands’ End Shops at Sears retail operations agreement to support our Lands’ End Shops at Sears. Pursuant to the retail operations agreement, a subsidiary of Sears Holdings provides us with certain retail operation support services, including providing sales and floor support personnel, access to point-of-sale and other information technology systems, logistics and warehousing support and other support services, for which Lands’ End pays to Sears Roebuck the fees specified in the agreement. Each party is obligated to indemnify the other against third-party claims relating to certain infringement or misconduct, and in the case of Lands’ End, in certain respects relating to the Lands’ End Shops at Sears, Lands’ End merchandise and intellectual property rights. The retail operations agreement terminates with respect to individual Lands’ End Shops at Sears upon expiration or termination of their respective leases or closure of the associated Sears Holdings store location. Sears Roebuck may terminate the retail operations agreement in the event of an uncured breach by Lands’ End of that agreement or of certain other agreements entered into by Lands’ End and various Sears Holdings’ affiliates in conjunction with the Separation. This agreement has been assigned to and assumed by Transform Holdco LLC.

Shop Your Way Retail Establishment Agreement

Prior to April 4, 2018, Lands’ End and Sears Holdings Management Corporation (“SHMC”), a subsidiary of Sears Holdings, were party to a Shop Your Way retail establishment agreement that governed Lands’ End’s participation in the Shop Your Way program. Under this agreement, SHMC issued rewards points to Shop Your Way members when they purchased program-eligible merchandise and services from us and we accepted rewards points redemptions from members as full or partial payment for eligible merchandise and services purchased from us. We paid SHMC an agreed-upon fee for points issued in connection with the purchase of program- eligible merchandise and service from us and, depending on the applicable burn rate for the quarter (i.e., ratio of points redeemed in Lands’ End formats to points issued in Lands’ End formats in the previous 12 months), we paid additional fees to SHMC or SHMC reimburses fees to us for points redeemed in Lands’ End formats, as set forth in the agreement. At our election, SHMC would provide us program-related marketing and analytic services. Lands’ End and SHMC jointly own transaction information related to purchases made by Shop Your Way members in Lands’ End formats, while all information relating to members of the program and the program itself are owned by SHMC. We were permitted to engage in promotional, marketing, loyalty or other similar activities outside the Shop Your Way program so long as such activities did not conflict with, and are not promoted in the aggregate more prominently or comprehensively than, the Shop Your Way program.

The agreement, as amended to date, expired on April 4, 2018, and the parties have not entered into a new agreement. As of March 26, 2019, Lands’ End continues to participate in Shop Your Way, on a limited basis, related to its Lands’ End Shops at Sears locations.

Financial Services Agreement

Lands’ End and SHMC are party to a financial services agreement pursuant to which Sears Holdings provides us with certain payment processing support services, including store credit services for our Lands’ End Shops at Sears locations, at the fees for which Sears Holdings receives such services from certain third-party providers. The financial services agreement may be terminated by either party for convenience upon 45 days’ written notice or for a material breach that is not cured within 30 days of receipt of notice by the breaching party; provided that if SHMC terminates solely for convenience, then Lands’ End will have up to a year to transition to a new processor. SHMC may also, in its sole discretion, terminate or modify on (if reasonably practicable) 30 days’ prior written notice any service related to credit card or debit card processing if the applicable card issuer or processor determines that Lands’ End is not entitled to process credit or debit payments or has breached the applicable processing agreement.

Buying Agency Agreement

Effective July 11, 2016, the Company entered into a buying agency agreement with International Sourcing & Logistics, a subsidiary of Sears Holdings (“ISL”), pursuant to which ISL provides us with certain foreign buying office support services, on a non-exclusive basis, including vendor selection and screening, contract negotiation support and quality control services. ISL receives a commission on purchases made with the assistance of ISL and we are required to pay annual minimum commissions to ISL during the term of the agreement. The buying agency agreement expires on June 30, 2020.

Lands’ End Business Outfitters Sales

The Company sells uniforms and work-related clothing to Sears Holdings from time to time.

Sears Marketplace—Local Marketplace—MyGofer Fulfilled By Merchant (FBM) Seller Agreement

SHMC and Lands’ End are parties to a marketplace agreement that governs the terms and conditions under which Lands’ End may sell products through certain Sears Holdings websites in exchange for a commission payable to SHMC in the amount of 15% of the sales price of goods sold.

Gift Card Services Agreement

Lands’ End and SHC Promotions LLC (“SHCP”), a wholly owned subsidiary of Sears Holdings, are parties to a gift card services agreement pursuant to which SHCP provides certain services relating to the issuance, use and settlement of gift cards and gift certificates to Lands’ End. The gift card services agreement was amended in connection with the Separation, and provides for, among other things, arm’s-length pricing based on a mutually beneficial arrangement for both parties, with selling fees of 1% and redemption fees of 3% for SHCP gift cards issued prior to the Separation; cross selling of Lands’ End and SHCP logo cards (with cash and related liabilities transferred to the ultimate obligor); and cross redemption of Lands’ End and SHCP logo cards (with cash and related liabilities transferred to the redeeming party’s books). The issuance services may be terminated by either party for convenience with 30 days’ prior written notice, upon which the other services (excluding certain obligations relating to Lands’ End offering gift cards and gift certificates for sale and redemption) provided for under the gift card services agreement would continue until the earlier of 12 months from termination or the date upon which all activated Lands’ End-branded gift cards have been redeemed.

Fiscal 2018 Amounts Paid to and Received from Sears Holdings

Amounts due to or from Sears Holdings and its subsidiaries are non-interest bearing, and generally settled on a net basis. Total expenses charged by Sears Holdings to the Company relating to Lands’ End Shops at Sears, including for rent, labor, financial services and supply chain services, were $30.6 million in fiscal year

2018. Total expenses charged by Sears Holdings to the Company for general corporate services, including for sourcing, Shop Your Way and shared services, were $8.7 million in fiscal year 2018. These amounts exclude pass-through amounts paid to Sears Holdings or its subsidiaries in satisfaction of the Company’s payment obligations to third parties under contracts shared with Sears Holdings or its subsidiaries. Total amounts charged by the Company to Sears Holdings for the use of intellectual property or services, including call center services, Outfitters’ revenue, credit card revenue, royalty income and gift card expense, were $1.7 million in fiscal year 2018. During fiscal year 2018, Sears Holdings and its subsidiaries also paid the Company approximately $534 thousand for inventory sold to Kmart, for sale at a Kmart location.

OTHER INFORMATION

Other Business That May Come Before the Meeting

Our management does not intend to bring any other business before the Annual Meeting for action and has not been notified of any other business proposed to be brought before the Annual Meeting. However, if any other business should be properly presented for action, it is the intention of the persons named on the proxy card to vote in accordance with their judgment on such business.

2020 Annual Meeting of Stockholders

Procedures for Submitting Stockholder Proposals

If you would like to include a stockholder proposal in the proxy statement for our 2020 Annual Meeting of Stockholders, your stockholder proposal must satisfy the rules and regulations of the SEC to be eligible for inclusion in the proxy statement for that meeting and it must be delivered to the Company not later than November 30, 2019. However, if the date of our 2020 Annual Meeting changes by more than 30 days from the date that is the first anniversary of our 2019 Annual Meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials for the 2020 Annual Meeting. If you would like to submit a stockholder proposal for our 2020 annual meeting of stockholders (“2020 Annual Meeting”) and you do not require that the proposal be included in the Company’s proxy materials, you must notify the Company of such proposal not later than the close of business on the 90th day, and not earlier than the close of business on the 120th day, prior to the first anniversary of the date of the 2019 Annual Meeting. However, if the date of the 2020 Annual Meeting is more than 30 days before, or more than 70 days after, the anniversary date, you must notify the Company of such proposal not earlier than the close of business on the 120th day prior to the 2020 Annual Meeting and not later than the close of business on the later of the 90th day prior to the Annual Meeting or the 10th day following the day on which the Company first makes a public announcement of the date of the 2020 Annual Meeting. Your notice must also include the information required by our Bylaws.

All stockholder proposals must be delivered to the Company at the following address: Lands’ End, Inc., 1 Lands’ End Lane, Dodgeville, Wisconsin 53595, Attention: General Counsel and Corporate Secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and the beneficial holders of more than 10% of our common stock to file reports of ownership and changes in ownership with respect to our common stock with the SEC and to furnish copies of these reports to Lands’ End. Based on a review of these reports and written representations from our directors and executive officers that no other reports were required, all Section 16(a) filing requirements were met on a timely basis during fiscal year 2018.

Solicitation of Proxies

The proxies are solicited by our Board of Directors. We will pay the cost to solicit proxies. Directors and officers of the Company and employees of its affiliates may solicit proxies either personally or by telephone, facsimile transmission or through the Internet.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2019, including the financial statements and schedules and a list of all exhibits, will be supplied without charge to any stockholder upon written request sent to Lands’ End, Inc., Law Department, 1 Lands’ End Lane, Dodgeville, Wisconsin 53595, Attn: General Counsel and Corporate Secretary. You may also view the Annual Report on Form 10-K on-line at the SEC website at www.sec.gov or on our website at www.landsend.com under the heading Investor Relations and the subheading Financials & Filings.

IMPORTANT

The interest and cooperation of all stockholders in the affairs of Lands’ End are considered to be of the greatest importance by Lands’ End. Even if you expect to attend the Annual Meeting, it is requested that, whether your share holdings are large or small, you promptly vote by telephone, through the Internet or by mail (if you received your proxy materials by mail).

APPENDIX A

LANDS’ END, INC.

AMENDED AND RESTATED 2017 STOCK PLAN

i

(continued)

ii

LANDS’ END, INC.

AMENDED AND RESTATED 2017 STOCK PLAN

SECTION 1.    BACKGROUND AND PURPOSE

1.1. The Plan. The name of this Plan is the Lands’ End, Inc. Amended and Restated 2017 Stock Plan. The purpose of this Plan is to promote the interests of the Company and its Subsidiaries through grants to Eligible Individuals of Restricted Stock, Stock Units, Other Stock-Based Awards, Options and Stock Appreciation Rights in order to (1) attract and retain the services of Eligible Individuals, (2) provide an additional incentive to each Eligible Individual to work to increase the value of Stock and (3) provide each Eligible Individual with a stake in the future of the Company which corresponds to the stake of each Company stockholder.

SECTION 2.     DEFINITIONS

Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

2.1. Board shall mean the Board of Directors of the Company.

2.2. Change in Control shall mean the occurrence of any of the following events:

(a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) fifty percent (50%) or more of either (i) the then-outstanding shares of Stock (the “Outstanding Common Stock”) or (ii) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this subclause (a), the following acquisitions of capital stock of the Company (whether Stock or otherwise) shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for Stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (ii) any acquisition by the Company, (iii) any acquisition by any Person which as of the date hereof beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) twenty percent (20%) or more of the Outstanding Common Stock, or (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

(b) The consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than fifty percent (50%) of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or

(c) The consummation of a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock immediately prior to such sale or disposition).

2.3. Code shall mean the Internal Revenue Code of 1986, as amended.

2.4. Committee shall mean the Compensation Committee of the Board to which the responsibility to administer this Plan is delegated by the Board and which shall consist of at least two members of the Board, each of whom shall be a “non-employee director” (within the meaning of Rule 16b-3 under the Exchange Act) and, to the extent relevant, each of whom shall be an “outside director” for purposes of Section 162(m) of the Code.

2.5. Company shall mean Lands’ End, Inc., a Delaware corporation, and any successor to such corporation.

2.6. Effective Date shall have the meaning set forth in Section 4.

2.7. Employee shall mean any individual employed by the Company or a Subsidiary on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company (or any Subsidiary) as an independent contractor or any employee of an employment or temporary agency or firm, without regard to whether such individual is subsequently determined to have been or is subsequently retroactively reclassified as a common-law employee of the Company or any Subsidiary during such period.

2.8. Eligible Individual shall mean an Employee, Non-Employee Director or other individual performing advisory or consulting services for the Company or a Subsidiary, as determined and designated by the Committee from time to time. An award may be granted to an Eligible Individual, in connection with hiring, retention or otherwise, prior to the date the Employee, Non-Employee Director or service provider first performs service for the Company or the Subsidiaries, provided such award shall not become vested prior to the date the Employee, Non-Employee Director or other service provider first performs such service. Notwithstanding the above, for purposes of ISOs, Eligible Individual shall be limited to an Employee of the Company or a Subsidiary, as determined and designated by the Committee.

2.9. Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

2.10. Fair Market Value shall mean, for any given date, the closing price for the Stock, as of such date, as reported by the NASDAQ Stock Market on the relevant valuation date or, if there were no sales on the valuation date, on the next preceding date on which such selling prices were recorded; provided, however, that if the Stock is no longer listed for trading on a national securities exchange, an amount determined in accordance with standards adopted by the Committee on a basis consistently applied.

2.11. ISO shall mean an Option granted under Section 8 to purchase Stock and evidenced by an Option Agreement which provides that the Option is intended to satisfy the requirements for an incentive stock option under Code Section 422.

2.12. NQO shall mean an Option granted under Section 8 to purchase Stock and evidenced by an Option Agreement which provides that the Option shall not be treated as an incentive stock option under Code Section 422.

2.13. Non-Employee Director shall mean a member of the Board who is not an Employee of the Company or a Subsidiary.

2.14. Option shall mean an ISO or a NQO.

2.15. Option Agreement shall mean the written (or electronic) agreement or instrument which sets forth the terms of an Option granted to an Eligible Individual under this Plan.

2.16. Option Price shall mean the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan and which is no less than the Fair Market Value of a share of Stock on the date the Option is granted, other than with respect to an Option granted as a substitute award under Section 3.4.

2

2.17. Other Stock-Based Award shall mean a grant under Section 7 to an Eligible Individual of Stock or other type of equity-based or equity-related award not otherwise described by the terms of this Plan, including without limitation, the grant or offer for sale of unrestricted Stock or the grant of Stock in settlement of an award under the Lands’ End, Inc. Umbrella Incentive Program, as amended and restated from time to time, and any incentive program thereunder, in such amounts and subject to such terms and conditions, as the Committee shall determine.

2.18. Performance Period shall mean the period selected by the Committee during which performance is measured for purpose of determining the extent to which an award of SARs, Options, Restricted Stock, Stock Units or Other Stock-Based Awards has been earned.

2.19. Plan shall mean this Lands’ End, Inc. Amended and Restated 2017 Stock Plan, as amended from time to time.

2.20. Prior Plan shall mean the Lands’ End, Inc. 2014 Stock Plan, as amended and restated.

2.21. Restricted Stock shall mean Stock granted to an Eligible Individual pursuant to Section 7.

2.22. SAR Agreement shall mean the written (or electronic) agreement or instrument which sets forth the terms of a SAR granted to an Eligible Individual under this Plan.

2.23. SAR Share Value shall mean the figure which is set forth in each SAR Agreement and which is no less than the Fair Market Value of a share of Stock on the date the related SAR is granted.

2.24. Stock shall mean the common stock of the Company, par value $0.01 per share.

2.25. Stock Agreement shall mean the written (or electronic) agreement or instrument which sets forth the terms of a Restricted Stock, Stock Unit or Other Stock-Based Award grant to an Eligible Individual under this Plan.

2.26. Stock Appreciation Right or SAR shall mean a right which is granted pursuant to the terms of Section 8 to the appreciation in the Fair Market Value of a share of Stock in excess of the SAR Share Value for such a share.

2.27. Stock Unit shall mean a right granted to an Eligible Individual pursuant to Section 7 to receive a payment in cash or shares based on the Fair Market Value of the number of shares of Stock described in such grant.

2.28. Subsidiary shall mean any corporation which is a subsidiary corporation (within the meaning of Code Section 424(f)) of the Company.

SECTION 3.    SHARES RESERVED UNDER PLAN

3.1. Shares. Subject to Section 3.2, there shall be reserved for issuance under this Plan, the sum of (i) 2,600,000 shares of Stock and (ii) any shares of Stock which as of the Effective Date are available for issuance under the Prior Plan, or are subject to awards granted under the Prior Plan which are forfeited or lapse unexercised, and which following the Effective Date are not issued under the Prior Plan, including any shares of Stock that would be added back to the number of shares of Stock available under the Prior Plan due to withholding of shares used to satisfy any tax withholding obligations, subject to the limitations of Section 3.2 below; which limit also shall be the maximum number of shares that may be issued pursuant to ISOs under Section 8. After the Effective Date, no awards may be granted under the Prior Plan; however, any awards under the Prior Plan that are outstanding as of the Effective Date shall continue to be subject to the terms and conditions of the Prior Plan.

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3.2. Share Counting. The shares of Stock described in Section 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company. Shares of Stock covered by an award under the Plan shall only be counted as used to the extent they are actually issued. Furthermore, any shares of Stock issued pursuant to a Restricted Stock or Other Stock-Based Award grant which are forfeited or cancelled thereafter shall again become available for issuance under this Plan. The net number of shares of Stock issued under a Stock Unit or Other Stock-Based Award, if applicable, shall not again become available under Section 3.1 for issuance under this Plan. If a Stock Unit or Other Stock-Based Award is forfeited or settled in cash, the related shares of Stock shall again become available for issuance under this Plan. The net number of shares of Stock issued under an Option or SAR, to the extent it is exercised, shall not again become available under Section 3.1 for issuance under this Plan. If an Option or SAR is forfeited or settled in cash, if applicable, the related shares of Stock shall again become available for issuance under this Plan. Any shares of Stock under this Plan or the Prior Plan, which are (a) tendered to, or withheld by, the Company in satisfaction of any condition to a grant of Restricted Stock or Other Stock-Based Award, or (b) used to satisfy a withholding obligation under Section 14.4 (or under a similar provision in the Prior Plan) with respect to Restricted Stock, Stock Units or Other Stock-Based Awards, shall again become available under Section 3.1 for issuance under this Plan. For the avoidance of doubt, any shares of Stock tendered to, or withheld by, the Company in payment of an Option Price of an Option, or used to satisfy a withholding obligation associated with an Option or an SAR shall not be added to the shares of Stock authorized for issuance under Section 3.1 of this Plan.

3.3. Use of Proceeds. The proceeds which the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.

3.4. Substitute Awards. Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees or directors of other entities who are about to become Employees, whose employer is about to become an affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a Subsidiary. The terms and conditions of the substitute awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which they are granted. If shares of Stock are issued under the Plan with respect to a substitute award granted under this Section 3.4, as described above, to the extent permitted by applicable law and exchange rules, such shares of Stock will not count against the maximum number of shares of Stock reserved for issuance under the Plan, as set forth in Section 3.1.

3.5. Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Section 12, no award (or portion thereof) granted under the Plan shall vest earlier than the first anniversary of the date the award is granted; provided, however, that, notwithstanding the foregoing, the minimum vesting requirement of this Section 3.5 shall not apply to: (a) any substitute awards granted under Section 3.4, (b) any awards delivered in lieu of fully-vested cash-based awards (or other fully-vested cash awards or payments), (c) any awards to non-employee directors for which the vesting period runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders, which is at least 50 weeks after the immediately preceding year’s annual meeting, or (d) any other awards granted from time to time that result in the issuance of an aggregate of up to 5% of the shares available for issuance under Section 3.1 as of the Effective Date ; provided that, nothing in this Section 3.2 limits the ability of an Award to provide that such minimum vesting restrictions may lapse or be waived upon the Participant’s termination of service, death, disability or as provided in Section 12.3.

SECTION 4.    EFFECTIVE DATE OF AMENDMENT AND RESTATEMENT

The Plan was originally adopted effective March 30, 2017 and approved by shareholders on May 11, 2017 (the “Original Plan”). The Original Plan is hereby amended and restated effective March 19, 2019 (the “Effective

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Date”), subject to the stockholders of the Company (acting at a duly called meeting of such stockholders) approving the adoption of this Plan, as amended and restated. If the Plan as amended and restated is not approved by the stockholders, then the Original Plan will remain in effect, without modification hereby.

SECTION 5.    PLAN ADMINISTRATION

5.1. Authority of Committee. The Plan shall be administered by the Committee. Except as limited by law, or by the Certificate of Incorporation or By-Laws of the Company, and subject to the provisions of this Plan, the Committee shall have full power, authority, and sole and exclusive discretion to construe, interpret and administer this Plan, including without limitation, the power and authority to make determinations relating to Plan grants and correct mistakes in Stock, Option, or SAR Agreements, and to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. In addition, the Committee shall have full and exclusive power to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. This power includes, but is not limited to, selecting award recipients and establishing all award terms and conditions.

5.2. Amendment of Awards. The Committee, in its sole discretion, may amend any outstanding award at any time in any manner not inconsistent with the terms of the Plan, provided that no outstanding, vested award may be amended without the grantee’s consent if the amendment would have a materially adverse effect on the grantee’s rights under the award. Notwithstanding the foregoing, the Committee, in its sole discretion, may amend an award if it determines such amendment is necessary or advisable for the Company to comply with applicable law (including Code Section 409A), regulation, rule, or accounting standard.

5.3. Delegation. To the extent permitted by applicable law, the Committee may delegate its authority as identified herein to one or more officers of the Company or members of the Board, including without limitation the authority to approve grants to Eligible Individuals other than any of the Company’s officers and Non-employee Directors. To the extent that the Committee delegates its authority to make grants as provided by this Section 5.3, all references in the Plan to the Committee’s authority to make grants and determinations with respect thereto shall be deemed to include the Committee’s delegate(s). In addition, the Committee may delegate to one or more of its members, officers of the Company or agents or advisors such administrative duties or powers as it may deem advisable. Any such delegate shall serve at the pleasure of, and may be removed at any time by, the Committee.

5.4. Decisions Binding. In making any determination or in taking or not taking any action under the Plan, the Committee or its delegate(s) may obtain and may rely on the advice of experts, including Employees of and professional advisors to the Company. Any action taken by, or inaction of, the Committee or its delegate(s) relating to or pursuant to the Plan shall be within the absolute discretion of the Committee or its delegate. Such action or inaction of the Committee or its delegate(s) shall be conclusive and binding on the Company, on each affected Eligible Individual and on each other person directly or indirectly affected by such action.

SECTION 6.    ELIGIBILITY AND NON-EMPLOYEE DIRECTOR LIMIT

6.1. Eligibility. Eligible Individuals shall be eligible for the grant of awards under this Plan.

6.2. Non-Employee Director Limit. The maximum aggregate grant date fair value (computed as of the Grant Date in accordance with applicable financial accounting rules) of all awards (including Restricted Stock, Stock Units, Other Stock-Based Awards, Options and SARs) made to any Non-Employee Director under this Plan in any fiscal year, taken together with any cash payments (including the annual retainer and any other compensation) paid or payable to such Non-Employee Director in respect to such Non-Employee Director’s

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service as a member of the Board during such fiscal year, shall not exceed $400,000 in total value. The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

SECTION 7.    RESTRICTED STOCK, STOCK UNITS AND OTHER STOCK-BASED AWARDS

7.1. Committee Action.

(a) General. The Committee acting in its absolute discretion shall have the right to grant Restricted Stock, Stock Units and Other Stock-Based Awards to Eligible Individuals from time to time.

(b) Limitation. No Restricted Stock, Stock Unit or Other Stock-Based Award grants in any combination may be made to an Eligible Individual (other than a Non-Employee Director, as to whom the limitation in Section 6.2 shall apply) in any fiscal year with respect to more than 400,000 shares of Stock. Each grant of Restricted Stock, Stock Units and Other Stock-Based Awards shall be evidenced by a Stock Agreement. Notwithstanding the foregoing, separate and in addition to the above limit, no more than 400,000 shares of Stock may be awarded to any Eligible Individual (other than a Non-Employee Director, as to whom the limitation in Section 6.2 shall apply) in any fiscal year with respect to Stock that is granted in settlement of an award under the Lands’ End, Inc. Umbrella Incentive Program (or any incentive program established thereunder).

7.2. Forfeiture Conditions. The Committee may make a Restricted Stock, Stock Unit or Other Stock-Based Award grant subject to one or more employment, performance or other forfeiture conditions which the Committee acting in its absolute discretion deems appropriate under the circumstances, and the related Stock Agreement shall set forth each such forfeiture condition and the deadline for satisfying each such forfeiture condition. Any Restricted Stock or Other Stock-Based Award issued hereunder may be evidenced in such manner, as the Committee, in its sole discretion, shall deem appropriate, including without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any physical stock certificate is issued in respect of Restricted Stock or Other Stock-Based Award granted under the Plan, such certificates shall be registered in the name of the Eligible Individual, shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the award, and shall be held by the Company as escrow agent until the restrictions on such award have lapsed.

7.3. Rights Under Awards.

(a) Dividends. Each Stock Agreement which evidences a Restricted Stock or Other Stock-Based Award grant shall state whether the Eligible Individual shall have a right to receive any dividends paid on any shares of Restricted Stock, Stock Unit or Other Stock-Based Award subject to the Stock Agreement. If such a Stock Agreement provides that an Eligible Individual has the right to receive a dividend when paid, such agreement shall set forth the conditions, if any, under which the Eligible Individual will be eligible to receive such dividends, but not prior to the date that the Restricted Stock, Stock Unit or Other Stock Based Award would otherwise vest. If such a Stock Agreement calls for any such payments to be made, the Company shall make such payments from the Company’s general assets on the date the Restricted Stock, Stock Unit or Other Stock-Based Award vests and the Eligible Individual shall be no more than a general and unsecured creditor of the Company with respect to such payments.

(b) Voting Rights. An Eligible Individual shall have the right to vote shares of Restricted Stock or Other Stock-Based Award unless otherwise provided in the related Stock Agreement. An Eligible Individual receiving a Stock Unit grant shall not possess any voting rights with respect to such Stock Units.

(c) Effect of Termination. In the discretion of the Committee, a Stock Agreement may provide for vesting, payment, or other applicable terms after the Eligible Individual ceases to be employed or provide services to the Company or Subsidiary for any reason whatsoever, including death or disability.

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(d) Nontransferability. No Restricted Stock or Other Stock-Based Award grant and no shares issued pursuant to a Restricted Stock or Other Stock-Based Award grant shall be transferable by an Eligible Individual other than by will or by the laws of descent and distribution before an Eligible Individual’s interest in such shares have become completely nonforfeitable, and no interests in a Stock Unit grant shall be transferable other than by will or the laws of descent and distribution, in each case except as otherwise provided in the related Stock Agreement.

(e) Creditor Status. An Eligible Individual to whom a Stock Unit is granted shall be no more than a general and unsecured creditor of the Company with respect to any payment due under such grant.

7.4. Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be Restricted Stock or Other Stock-Based Award at such time as an Eligible Individual’s interest in such Stock becomes nonforfeitable under this Plan and the terms of the related Stock Agreement. Upon vesting of a Stock Unit, the Eligible Individual shall receive payment in cash or Stock in accordance with the terms of the related Stock Agreement.

SECTION 8.    OPTIONS AND SARs

8.1. Options. The Committee acting in its absolute discretion shall have the right to grant Options to purchase shares of Stock to Eligible Individuals from time to time, and Options may be granted for any reason the Committee deems appropriate under the circumstances. Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall set forth whether the Option is an ISO or a NQO and shall set forth such other terms and conditions, including without limitation any performance-based vesting conditions or forfeiture provisions, of such grant, as the Committee acting in its absolute discretion deems consistent with the terms of this Plan.

8.2. ISO Rules. Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan or any ISO under Code Section 422. The aggregate Fair Market Value of ISOs granted to an Eligible Individual under this Plan and incentive stock options granted to such Eligible Individual under any other stock option plan adopted by the Company or a Subsidiary which first become exercisable in any calendar year shall not exceed $100,000. Such Fair Market Value figure shall be determined by the Committee on the date the ISO or other incentive stock option is granted, and the Committee shall interpret and administer the limitation set forth in this Section 8.2 in accordance with Code Section 422(d).

8.3. Option Price, Exercise Period and No Dividend Equivalents.

(a) Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted, other than with respect to an Option granted as a substitute award under Section 3.4. The Option Price shall be payable in full upon the exercise of any Option in accordance with the terms of the Plan. Except in accordance with the provisions of Section 12, the Committee shall not, absent the approval of the Company’s stockholders, take any action, whether through amendment, cancellation, replacement grants, exchanges or any other means, to directly or indirectly reduce the Option Price of any outstanding Option including: (a) lowering the Option Price after it is granted, (b) canceling an Option when the Option Price per share exceeds the Fair Market Value of a share of Stock in exchange for cash or another award (other than in connection with a Change in Control) or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Stock is listed.

(b) Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Agreement, but no Option Agreement shall make an Option exercisable before the date such Option is granted or on or after the date which is the tenth anniversary of the date such Option is granted. In the discretion of the Committee, an Option Agreement may provide for the exercise of an Option after the Eligible Individual ceases to be employed or provide services to the Company or a Subsidiary for any reason whatsoever, including death or disability.

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(c) No Dividend Equivalents. In no event shall any Option or Option Agreement granted under the Plan include any right to receive dividend equivalents with respect to such award.

8.4. Method of Exercise.

(a) Committee Rules. An Option may be exercised as provided in this Section 8.4 pursuant to procedures (including, without limitation, procedures restricting the frequency or method of exercise) as shall be established by the Committee or its delegate from time to time for the exercise of Options.

(b) Notice and Payment. An Option shall be exercised by delivering to the Committee or its delegate during the period in which such Option is exercisable, (1) written (or electronic) notice of exercise in a form acceptable to the Committee indicating the specific number of shares of Stock subject to the Option which are being exercised and (2) payment in full of the Option Price for such specific number of shares. An Option Agreement, at the discretion of the Committee, may provide for the payment of the Option Price by any of the following means:

(1) in cash, electronic funds transfer or a check acceptable to the Committee;

(2) in Stock which has been held by the Eligible Individual for a period acceptable to the Committee and which Stock is otherwise acceptable to the Committee, provided that the Committee may impose whatever restrictions it deems necessary or desirable with respect to such method of payment;

(3) through a broker-facilitated cashless exercise procedure acceptable to the Committee;

(4) through a net exercise feature, whereby the Company withholds shares to cover the payment of the Option Price and any related tax withholding obligation; or

(5) in any combination of the methods described in this Section 8.4(b) which is acceptable to the Committee.

Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed stock certificate for such Stock is delivered to the Committee (or to its delegate) or, if payment is effected through a certification of ownership of Stock in lieu of a stock certificate, on the date the Option is exercised.

(c) Restrictions. The Committee may from time to time establish procedures for restricting the exercise of Options on any given date as the result of excessive volume of exercise requests or any other problem in the established system for processing Option exercise requests or for any other reason the Committee or its delegate deems appropriate or necessary.

8.5. SARs.

(a) SARs and SAR Share Value.

(1) The Committee acting in its absolute discretion may grant an Eligible Individual a SAR which will give the Eligible Individual the right to the appreciation in one, or more than one, share of Stock, and any such appreciation shall be measured from the related SAR Share Value; provided, however, in no event shall the SAR Share Value be less than the Fair Market Value of a share of Stock on the date such SAR is granted, other than with respect to a substitute award under Section 3.4. The Committee shall have the right to make any such grant subject to such additional terms, including without limitation any performance-based vesting conditions or forfeiture provisions, as the Committee deems appropriate and such terms shall be set forth in the related SAR Agreement.

(2) Each SAR granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related SAR Agreement, but no SAR Agreement shall make a SAR exercisable before the date such SAR is granted or on or after the date which is the tenth anniversary of the date such SAR is granted. In the discretion of the Committee, a SAR Agreement may provide for the

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exercise of a SAR after the Eligible Individual ceases to be employed or provide services to the Company or Subsidiary for any reason whatsoever, including death or disability.

(3) Except in accordance with the provisions of Section 12, the Committee shall not, absent the approval of the Company’s stockholders, take any action, whether through amendment, cancellation, replacement grants, exchanges or any other means, to directly or indirectly reduce the SAR Share Value of any outstanding SAR including: (a) lowering the SAR Share Value after it is granted, (b) canceling a SAR when the SAR Share Value exceeds the Fair Market Value of a share of Stock in exchange for cash or another award (other than in connection with a Change in Control) or (c) take any other action with respect to a SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Stock is listed.

(b) Procedure. The exercise of a SAR shall be effected by the delivery of the related SAR Agreement to the Committee together with a statement signed by the Eligible Individual which specifies the number of shares of Stock as to which the Eligible Individual exercises his or her SAR.

(c) Payment. An Eligible Individual who exercises his or her SAR will receive a payment in cash or in Stock, or in a combination of cash and Stock, equal in amount to the product of (i) the number of shares of Stock with respect to which the SAR is exercised multiplied by (ii) the excess of the Fair Market Value of a share of Stock on the exercise date over the applicable SAR Share Value. The Committee acting in its absolute discretion shall determine the form of such payment. Any cash payment shall be made from the Company’s general assets, and an Eligible Individual shall be no more than a general and unsecured creditor of the Company with respect to such payment.

(d) No Dividend Equivalents. In no event shall any SAR or SAR Agreement granted under the Plan include any right to receive dividend equivalents with respect to such award.

8.6. Non-transferability. Except to the extent the Committee deems permissible and consistent with the best interests of the Company, no Option or SAR shall be transferable by an Eligible Individual other than by will or by the laws of descent and distribution, and any grant by the Committee of a request by an Eligible Individual for any transfer (other than a transfer by will or by the laws of descent and distribution) of an Option or SAR shall be conditioned on the transfer not being made for value or consideration. Any such Option or SAR granted under this Plan shall be exercisable during an Eligible Individual’s lifetime, as the case may be, only by (subject to the first sentence in this Section 8.6) the Eligible Individual, provided that in the event an Eligible Individual is incapacitated and unable to exercise such Eligible Individual’s Option or SAR, such Eligible Individual’s legal guardian or legal representative whom the Committee deems appropriate based on all applicable facts and circumstances presented to the Committee may exercise such Eligible Individual’s Option or SAR, in accordance with the provisions of this Plan and the applicable Option or SAR Agreement. The person or persons to whom an Option or SAR is transferred by will or by the laws of descent and distribution (or pursuant to the first sentence of this Section 8.6) thereafter shall be treated as the Eligible Individual under this Plan.

8.7. Share Limitations. An Eligible Individual (other than a Non-Employee Director, as to whom the limitation in Section 6.2 shall apply) may not be granted in any fiscal year Options, or SARs, or one or more Options and SARs in any combination which in the aggregate relate to more than 500,000 shares of Stock.

SECTION 9.    PERFORMANCE-BASED AWARDS

9.1. 162(m) Grandfathering. Certain awards made under the Original Plan were intended to qualify as “qualified performance based compensation” under Section 162(m) of the Code as in existence prior to November 2, 2017 (the “Grandfathered Awards”). The Committee may, in its sole discretion, (a) determine which awards are Grandfathered Awards and (b) subject to any other restrictions set forth in this Plan, to amend any Grandfathered Award for any or no reason such that the Award will no longer qualify as a Grandfathered Award. With respect to any Grandfathered Award the provisions of this Section 9 shall control over any contrary provision contained in the Plan; provided that, if after such decision the Committee alters such intention for any

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reason, the provisions of this Section 9 shall no longer control over any other provision contained in the Plan. The Committee, in its sole discretion, may subject any Grandfathered Awards to additional conditions and restrictions unrelated to any performance measures or performance goals (including, without limitation, continued employment or service requirements) to the extent such Grandfathered Awards otherwise satisfy the requirements of this Section  9 with respect to the applicable performance measures and goals applicable thereto.

9.2. Performance Measures. A performance goal may be based on any one or more or any combination (in any relative proportion) of the following: share price, market share, cash flow, revenue, revenue growth, earnings per share, operating earnings per share, operating earnings, earnings before interest, taxes, depreciation and amortization, return on equity, return on assets, return on capital, return on investment, net income, net income per share, economic value added, market value added, store sales growth, customer growth, maintenance and satisfaction performance goals and employee opinion survey results measured by an independent firm, and strategic business objectives, consisting of one or more objectives based on meeting specific cost or profit targets or margins, business expansion goals and goals relating to acquisitions or divestitures. Each goal, with respect to a performance period, may be expressed on an absolute and/or relative basis, may be with respect to Company performance as a whole, operating group or sub-group performance, business unit performance, individual Subsidiary performance, other group or individual performance, or division performance, and may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or of any one or more business units of the Company or its Subsidiaries, and/or the past or current performance of other companies, or an index. For the avoidance of doubt, any performance measures that are financial metrics will be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or will be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP; provided, however, that the Committee may elect to use other standards for performance goals that are not Grandfathered Awards.

9.3. Certification of Performance. A Participant will not receive settlement of any Grandfathered Award until the Committee has determined that the applicable performance goal(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this subsection, such exercise of discretion may not result in an increase in the amount of the payment with respect to such award.

SECTION 10.     SECURITIES REGISTRATION

For Stock issued pursuant to this Plan, the Company at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to an Eligible Individual under the Securities Act of 1933, as amended, or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to an Eligible Individual; however, the Company shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by an Eligible Individual.

SECTION 11.    LIFE OF PLAN

No award shall be granted under this Plan on or after the earlier of: (a) the tenth (10th) anniversary of the date the Company adopts this Plan, in which event this Plan otherwise thereafter shall continue in effect until all Options and SARs have been exercised in full or no longer are exercisable and all Restricted Stock, Stock Unit and Other Stock-Based Award grants under this Plan have been forfeited or the forfeiture conditions on the related Stock or cash payments have been satisfied in full, or (b) the date on which all of the Stock reserved under Section 3 has been issued or is no longer available for use under this Plan and all cash payments due under any Stock Unit grants have been paid or forfeited, in which event this Plan also shall terminate on such date.

SECTION 12.    ADJUSTMENT

12.1. Corporate Transactions. The Committee shall make equitable adjustments to reflect any corporate transaction, which may include (a) adjusting the number, kind or class (or any combination thereof) of shares of

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Stock reserved under Section 3, the grant limitations described in Section 7.1(b) and Section 8.7, the number, kind or class (or any combination thereof) of shares of Stock subject to Options and SARs granted under this Plan and the applicable Option Price and SAR Share Value as well as the number, kind or class of shares of Stock subject to Restricted Stock, Stock Unit and Other Stock-Based Award grants under this Plan, (b) replacing outstanding awards with other awards of comparable value, (c) cancelling outstanding awards in return for a cash payment, and (d) any other adjustments that the Committee determines to be equitable. For purposes of this paragraph a corporate transaction includes without limitation any dividend (other than a cash dividend that is not an extraordinary cash dividend) or other distribution (whether in the form of cash, Stock, securities of a subsidiary of the Company, other securities or other property), recapitalization, stock split, reverse stock split, combination of shares, reorganization, merger, consolidation, acquisition, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction. Notwithstanding anything in this paragraph to the contrary, an adjustment to an Option or SAR under this paragraph shall be made in a manner that will not result in the grant of a new Option or SAR under Code Section 409A or cause the Option or SAR to fail to be exempt from Code Section 409A.

12.2. General. If any adjustment under this Section 12 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any grant shall be the next lower number of shares of Stock, rounding all fractions downward. Any adjustment made under this Section 12 by the Committee shall be conclusive and binding on all affected persons.

12.3. Change in Control.

(a) Upon the occurrence of a Change in Control, except to the extent specified in a Stock Agreement, any non-vested portion of an Eligible Individual’s award shall fully vest only in the event of either

(i) the failure by the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), to assume or continue the Company’s rights and obligations under each or any award or portion thereof outstanding immediately prior to the Change in Control, or to substitute for each or any such outstanding award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock or other consideration of equivalent value as of the effective date of the Change in Control; or

(ii) the Eligible Individual’s termination of employment within eighteen (18) months following a Change in Control on account of a termination by the Company (or any Acquiror) for any reason other than Cause or on account of an Eligible Individual’s resignation for Good Reason.

(b) For purposes of Section 12.3(a):

(i) “Cause” means (i) a material breach by the Eligible Individual (other than a breach resulting from the Eligible Individual’s incapacity due to a Disability) of the Eligible Individual’s duties and responsibilities which breach is demonstrably willful and deliberate on the Eligible Individual’s part, is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and is not remedied in a reasonable period of time after receipt of written (or electronic) notice from the Company specifying such breach; (ii) the commission by the Eligible Individual of a felony; or (iii) dishonesty or willful misconduct in connection with the Eligible Individual’s employment.

(ii) “Good Reason” shall mean, without the Eligible Individual’s written (or electronic) consent, (i) a reduction of more than ten percent (10%) in the sum of the Eligible Individual’s annual base salary and target bonus under Company’s Annual Incentive Plan; (ii) the Eligible Individual’s mandatory relocation to an office more than fifty (50) miles from the primary location at which the Eligible Individual was previously required to perform his or her duties; or (iii) any other action or inaction that constitutes a material breach of the terms of this Agreement, including failure of a successor company

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to assume or fulfill the obligations under this Agreement, provided that the Company shall have failed to remedy any Good Reason event within sixty (60) days of the Eligible Individual’s providing notice to the Company of the Good Reason event.

Notwithstanding the foregoing, with respect to any Eligible Individual who is party to an executive severance agreement or other employment agreement with the Company as of the date of his or her termination of employment (an “ESA”), “Cause” and “Good Reason” as used in Section 12.3(a) shall have the same meaning as those terms are defined in the Eligible Individual’s ESA.

(c) Excess Parachute Payment Limitations. Notwithstanding any provision of the Plan or a Stock Agreement to the contrary for awards issued on or after April 9, 2015, if any portion of any payment or benefit under this Plan, either individually or in conjunction with any payment or benefit under any other plan, agreement or arrangement with the Company (all such payments and benefits are collectively referred to as, the “Total Payments”), would constitute an “excess parachute payment” within the meaning of Code Section 280G, that is subject to the excise tax imposed by Code Section 4999, then such payments or benefits made hereunder to the Participant shall be reduced, such that the value of the Total Payments that the Participant is entitled to receive shall be $1 less than the maximum amount which the Participant may receive without becoming subject to the excise tax under Section 4999; provided, however, that such reduction shall only apply if it results in the Participant receiving a greater amount on an after-tax basis that he or she would receive absent such reduction. For purposes of this Section 12.3(c), the determination of whichever amount is greater on an after-tax basis shall be (i) based on maximum federal, state and local income and employment tax rates and the tax that would be imposed on the Participant pursuant to Code Section 4999 and (ii) made at Company expense by an independent accountants selected by the Company and the Participant (which may be the Company’s income tax return preparers if Participant so agrees), and such determination shall be final and binding on both the Participant and the Company.

SECTION 13.    AMENDMENT OR TERMINATION

The Board or the Committee may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval of stockholders of the Company, no amendment or modification to the Plan may: (a) materially modify the Plan in any way that would require stockholder approval under any regulatory requirement that the Committee determines to be applicable, including without limitation, the rules of any exchange or (b) modify the prohibition on repricing an Option or SAR as set forth in Sections 8.3 and 8.5, respectively. No amendment, modification, suspension or termination of the Plan shall have a materially adverse effect on any vested and outstanding award on the date of such amendment, modification, suspension or termination, without the written (or electronic) consent of the affected grantee. Notwithstanding the foregoing, no Eligible Individual consent shall be needed for an amendment, modification, or termination of the Plan if the Committee determines such amendment, modification, or termination is necessary or advisable for the Company to comply with applicable law (including Code Section 409A), regulation, rule, or accounting standard. Suspension or termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it with respect to awards under this Plan prior to the date of such suspension or termination.

SECTION 14.    MISCELLANEOUS

14.1. Stockholder Rights. No Eligible Individual shall have any rights as a stockholder of the Company as a result of the grant of an Option or SAR under this Plan or his or her exercise of such Option or SAR pending the actual delivery of any Stock subject to such Option or SAR to such Eligible Individual. Except as otherwise provided in this Plan, an Eligible Individual’s rights as a stockholder in the shares of Stock related to a Restricted Stock or Other Stock-Based Award grant shall be set forth in the related Stock Agreement.

14.2. No Contract of Employment or Contract for Services. The grant of an award to an Eligible Individual under this Plan shall not constitute a contract of employment or contract for the performance of

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services or an agreement to continue his or her status as an Eligible Individual and shall not confer on an Eligible Individual any rights in addition to those rights, if any, expressly set forth in any Stock, Option or SAR Agreement.

14.3. Coordination with Corporate Policies. Shares of Stock and cash acquired by an Eligible Individual under this Plan shall be subject to share retention, forfeiture, and clawback policies established by the Company in accordance with the terms of such policies.

14.4. Withholding. The exercise of any Option or SAR granted under this Plan and the acceptance of a Restricted Stock, Stock Unit or Other Stock-Based Award grant shall constitute an Eligible Individual’s full and complete consent to whatever action the Committee deems necessary to satisfy the minimum tax withholding requirements, if any, which the Committee acting in its discretion deems applicable. Subject to applicable law, the Committee, in its discretion, shall have the right to condition the delivery of any shares of Stock (or other benefit) under the Plan on the satisfaction of an Eligible Individual’s applicable withholding obligation and shall have the right to satisfy such tax withholding requirements, if any: (a) through cash payment by the Eligible Individual; (b) with the Committee’s consent, through the surrender of shares of Stock which the Eligible Individual already owns (provided, however, that to the extent shares of Stock described in this subsection (b) are used to satisfy more than the minimum statutory withholding obligation, then, except as otherwise provided by the Committee, payments made with shares of Stock in accordance with this subsection (b) shall be limited to shares of Stock held by the Eligible Individual for not less than six (6) months prior to the payment date); or (c) through the surrender of shares of Stock to which the Eligible Individual is otherwise entitled under the Plan; provided, however, that such shares of Stock under this subsection (c) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income) (or any higher withholding amount permitted by applicable regulatory requirements without triggering variable accounting under GAAP)..

14.5. Compliance with Code Section 409A. To the extent that amounts payable under this Plan are subject to Code Section 409A, the Plan is intended to comply with Code Section 409A and official guidance issued thereunder. Notwithstanding anything herein to the contrary, the Plan shall be interpreted, operated and administered in a manner consistent with this intention.

14.6. Requirements of Law. The granting of awards and the issuance of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.7. Indemnification. Each person who is or shall have been a member of the Committee and each delegate of such Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that the Company is given an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it personally. Such foregoing right of indemnification shall not apply in circumstances involving such person’s bad faith or willful misconduct. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

14.8. Headings and Captions. The headings and captions here are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

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14.9. Governing Law. This Plan shall be governed under the internal laws of the state of Wisconsin without regard to principles of conflicts of laws, to the extent not superseded by federal law. The state and federal courts located in the state of Wisconsin shall have exclusive jurisdiction in any action, lawsuit or proceeding based on or arising out of the Plan.

14.10. Invalid Provisions. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

14.11. Conflicts. In the event of a conflict between the terms of this Plan and any Stock, Option or SAR Agreement, the terms of the Plan shall prevail.

14.12. Successors. All obligations of the Company under the Plan with respect to awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

14.13. Deferral of Awards. The Committee may, in a Stock Agreement or otherwise, establish procedures for the deferral of Stock or cash deliverable upon settlement, vesting or other events with respect to Restricted Stock, Stock Units or Other Stock-Based Awards. Notwithstanding anything herein to the contrary, in no event will any deferral of Stock or any other payment with respect to any award granted under the Plan be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Code Section 409A.

14.14. Employees in Foreign Jurisdictions. Notwithstanding any provision of this Plan to the contrary, in order to achieve the purposes of this Plan or to comply with provisions of the laws in countries outside the United States in which the Company operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Eligible Individuals (if any) employed by the Company outside the United States should participate in the Plan, (ii) modify the terms and conditions of any awards made to such Eligible Individuals, and (iii) establish sub-plans and other award terms, conditions and procedures to the extent such actions may be necessary or advisable to comply with provisions of the laws in such countries outside the United States in order to assure the lawfulness, validity and effectiveness of awards granted under this Plan.

14.15. Reimbursement of Excess Awards. If the Company’s financial statements or approved performance measures under the Plan are the subject of a restatement due to error or misconduct, to the extent permitted by governing law the Committee in its sole discretion may determine that the Company will seek reimbursement of Excess Awards paid under the Plan to an Employee (and any other Employee who is determined to have known of or been involved in any such misconduct) for the relevant performance period(s). For purposes of the Plan, an “Excess Award” means the positive difference, if any, between (a) the performance-based award paid to an Employee under the Plan and (b) the performance-based award that would have been paid to the Employee, had the award been calculated based on the Company’s financial statements or performance measures as restated. The Company will not be required to award Employees an additional Plan-related payment should the restated financial statements or performance measures result in a higher performance-based award under the Plan. The provisions of this Section 14.15 are in addition to any rights or remedies the Company may have under any clawback policy as in effect.

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LANDS’ END, INC. 1 LANDS’ END LANE DODGEVILLE, WISCONSIN 53595

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 8, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 8, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E69874-P17218                                 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LANDS’ END, INC. The Board of Directors recommends you vote FOR the following:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors Nominees:		☐	☐	☐
01) Robert Galvin 05) John T. McClain
02) Jerome S. Griffith 06) Maureen Mullen
03) Elizabeth Leykum 07) Jignesh Patel
04) Josephine Linden 08) Jonah Staw

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:								For	Against	Abstain

2.	Advisory vote to approve the compensation of our Named Executive Officers.							☐	☐	☐

3.	Approve the Lands’ End, Inc. Amended and Restated 2017 Stock Plan.							☐	☐	☐

4.	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2019.							☐	☐	☐

NOTE: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

			Yes	No

Please indicate if you plan to attend this meeting.			☐	☐

Please sign exactly as your name or names appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, give full title. Joint owners should each sign personally. All holders must sign. If a corporation or a partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

LANDS’ END, INC.

ADMISSION TICKET

You should present this admission ticket in order to gain admittance to the 2019 Annual Meeting of Stockholders. This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. If shares are held in the name of a broker, trust, bank, or other nominee, you should bring with you a statement, proxy or letter from the broker, trustee, bank or nominee confirming the beneficial ownership of the shares as of the record date. Use of cameras, recording devices and other electronics will not be permitted at the meeting.

DIRECTIONS TO THE 2019 ANNUAL MEETING

OF STOCKHOLDERS OF LANDS’ END, INC.

Directions from Madison, Wisconsin:

From US-18 W/US-151 S/Verona Rd. merge onto US-18 W/Dodgeville Expressway via EXIT 47 toward Dodgeville/Prairie du Chien. Pass through 1 roundabout. Turn right on HWY-23, then left on King St/County Hwy-YZ. Take the 1st right onto Lands’ End Lane.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

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E69875-P17218

Lands’ End, Inc.

This Proxy is Solicited on Behalf of the Board of Directors

of Lands’ End, Inc.

May 9, 2019

The undersigned, revoking any proxy previously given, hereby appoint(s) James F. Gooch, Peter L. Gray and Bernard L. McCracken, all of whom are officers of Lands’ End, Inc., and each of them, as proxies with full powers of substitution, to vote, as directed on the reverse side of this card, all shares the undersigned is entitled to vote at the 2019 Annual Meeting of Stockholders of Lands’ End, Inc. to be held on May 9, 2019 at 9:00 a.m. Central Time, and at any adjournment or postponement of the Annual Meeting, and authorize(s) each proxy to vote at his discretion on any other matter that may properly come before the Annual Meeting, or at any adjournment or postponement of the Annual Meeting INCLUDING WITHOUT LIMITATION TO VOTE ON THE ELECTION OF SUCH SUBSTITUTE NOMINEES FOR DIRECTOR AS SUCH PROXIES MAY SELECT IN THE EVENT THAT ANY NOMINEE(S) NAMED ON THIS PROXY CARD BECOME(S) UNABLE TO SERVE AS A DIRECTOR.

This proxy, when properly executed, will be voted in the manner directed herein and in the discretion of the proxy holders on all other matters properly coming before the Annual Meeting. If no direction is made, this proxy will be voted FOR all of the Board of Directors’ nominees for election to the Board of Directors, FOR proposal 2, FOR proposal 3 and FOR proposal 4.

SEE REVERSE SIDE